Exhibit 99.2
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                              GOVERNANCE AGREEMENT

                                  by and among

                           PHILLIPS PETROLEUM COMPANY,

                             DUKE ENERGY CORPORATION

                                       and

                        DUKE ENERGY FIELD SERVICES L.L.C.


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                          Dated as of December 16, 1999

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1       Definitions..........................................1

                                   ARTICLE II

                       BOARD OF DIRECTORS PRIOR TO THE IPO

Section 2.1       Management of the Company's Affairs..................6
Section 2.2       Removal and Replacement of Directors.................7
Section 2.3       Meetings of the Company Board........................7
Section 2.4       Notice of Board of Directors Meetings................8
Section 2.5       Actions by the Company Board.........................8
Section 2.6       Action by Unanimous Written Consent..................8

                                   ARTICLE III

                                     THE IPO

Section 3.1       Efforts..............................................8
Section 3.2       Formation of the Corporation.........................9
Section 3.3       Post-IPO Ownership...................................9

                                   ARTICLE IV

                      BOARD OF DIRECTORS FOLLOWING THE IPO

Section 4.1       Composition of the Corporation Board................11
Section 4.2       Removal and Replacement of Directors................11
Section 4.3       Meetings of the Corporation Board...................12
Section 4.4       Notice of Board of Directors Meetings...............12
Section 4.5       Actions by the Corporation Board....................12
Section 4.6       Action by Unanimous Written Consent.................12
Section 4.7       Committees of the Corporation Board.................12

                                    ARTICLE V

                               POST-IPO MANAGEMENT

Section 5.1       General.............................................13

                                   ARTICLE VI

                                OTHER AGREEMENTS

Section 6.1       Employees...........................................13
Section 6.2       Constituent Documents of the Company and
                    the Corporation; Further Assurances...............13

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Section 6.3       Auditors; Corporate Reports; Annual Financial
                    Statements........................................13
Section 6.4       Confidentiality.....................................14
Section 6.5       Business Opportunity Understanding..................15
Section 6.6       Special Buy-out Right...............................15

                                   ARTICLE VII

                   CAPITAL ACCOUNTS, ALLOCATIONS OF PROFIT AND LOSS,
                            DISTRIBUTIONS AND TAX STATUS

                                  ARTICLE VIII

                       LIQUIDITY AND TRANSFER RESTRICTIONS

Section 8.1       Structure; Transfers................................17
Section 8.2       Right of First Offer................................17
Section 8.3       Change of Control...................................18
Section 8.4       Open Market Purchases and Transfers Post-IPO........20
Section 8.5       Registration Rights.................................20
Section 8.6       Anti-Dilution.......................................21
Section 8.7       Void Transfers......................................22

                                   ARTICLE IX

                                   TERMINATION

Section 9.1       Survival of Agreement; Term.........................22
Section 9.2       Termination.........................................22

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1      Counterparts........................................23
Section 10.2      Governing Law; Jurisdiction and Forum; Waiver
                    of Jury Trial.....................................23
Section 10.3      Entire Agreement....................................24
Section 10.4      Expenses............................................24
Section 10.5      Notices.............................................24
Section 10.6      Successors and Assigns..............................25
Section 10.7      Headings; Definitions...............................25
Section 10.8      Amendments and Waivers..............................26
Section 10.9      Severability........................................26
Section 10.10     Interpretation......................................26
Section 10.11     Specific Performance................................26


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ANNEXES
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Annex A  Specific Pre-IPO Governance Issues
Annex B Examples of Determinations of Phillips' Corporation Interest and Duke's Corporation Interest at Various IPO Levels
Annex C  Specific Post-IPO Governance Issues
Annex D  Business Opportunities Agreement
Annex E  [Intentionally Omitted]
Annex F Capital Accounts, Allocations of Profit and Loss, Distributions and Tax Status


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         GOVERNANCE AGREEMENT, dated as of December 16, 1999 (this
"AGREEMENT"), by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("PHILLIPS"), DUKE ENERGY CORPORATION, a North Carolina corporation ("DUKE") and DUKE ENERGY FIELD SERVICES L.L.C., a Delaware limited liability company (the "COMPANY").

                                    RECITALS:

          WHEREAS, the parties hereto have simultaneously herewith entered into the Contribution Agreement, dated as of December 16, 1999 (the "CONTRIBUTION AGREEMENT");

          WHEREAS, the parties hereto desire to set forth certain terms and conditions governing the Company and the Corporation (as defined below);

          WHEREAS, Phillips and Duke (each, a "PARTY") contemplate that if market conditions permit, the Corporation will conduct an initial public offering of certain of its equity securities as soon as practicable after consummation of the transactions contemplated by this Agreement and the Contribution Agreement;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "AFFILIATE" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

          "AGREEMENT" shall have the meaning set forth in the Preamble.

          "APPRAISER COMMITTEE" shall have the meaning set forth in Section 6.6(b).

          "AVERAGE MARKET PRICE" shall mean, with respect to the Corporation Common Stock to be sold by the Company to the public in the IPO, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).

           "BENEFICIAL OWNER" shall mean, with respect to any security, a Person who Beneficially Owns such security, and "BENEFICIAL OWNERSHIP" has a corresponding meaning.

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           "BENEFICIALLY OWN" shall mean, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security.

            "BUSINESS ACTIVITY" shall have the meaning set forth in Annex D.

            "BUSINESS DAY" shall mean any day on which banks are generally open to conduct business in the State of New York.

            "BUY-OUT NOTICE" shall have the meaning set forth in Section 6.6(a).

            "BUY-OUT RIGHT" shall have the meaning set forth in Section 6.6(a).

            "CHANGE OF CONTROL" shall mean an event (such as a Transfer of voting securities) that causes a Person that holds a Company Interest or a Corporation Interest, as the case may be, to cease to be Controlled by such Person's Parent; PROVIDED, HOWEVER, that an event that causes Duke or Phillips to be Controlled by another Person shall not constitute a Change of Control, and a Transfer by either a Duke Shareholder or a Phillips Shareholder of its Corporation Interest, shall not constitute a Change of Control (it being the intent of the parties that such Transfers shall be governed by and subject to the right of first offer provisions set forth in Section 8.2 hereof).

             "CHANGING PARTY" shall have the meaning set forth in Section
8.3(b).

             "CHANGING PARTY APPRAISER" shall have the meaning set forth in
Section 8.3(c).

             "CLOSING DATE" shall have the meaning set forth in Section 3.1 of the Contribution Agreement.

             "COMPANY" shall have the meaning set forth in the Preamble.

             "COMPANY BOARD" shall have the meaning set forth in Section 2.1(a).

             "COMPANY INTEREST" shall mean, with respect to any Person, such Person's equity interest in the Company at the time of measurement.

             "CONTRIBUTION AGREEMENT" shall have the meaning set forth in the Recitals.

             "CONTRIBUTION CLOSING" shall have the meaning set forth in Section 2.1(a).

             "CONTROL" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following:

             (a) (i) in the case of a corporation, Beneficial Ownership of more than 25% of the outstanding equity securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the

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         case of any other entity, more than 25% of the economic or beneficial interest therein; and

             (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

            "CONTROL ACCEPTANCE" shall have the meaning set forth in
Section 8.3(b).

            "CONTROL APPRAISER COMMITTEE" shall have the meaning set forth in
Section 8.3(c).

            "CONTROL NOTICE" shall have the meaning set forth in Section 8.3(b).

            "CONTROL OFFER PERIOD" shall have the meaning set forth in Section 8.3(b).

            "CORPORATION" shall have the meaning set forth in Section 3.2.

            "CORPORATION BOARD" shall have the meaning set forth in Section 4.1.

            "CORPORATION COMMON STOCK" shall have the meaning set forth in
Section 3.2.

            "CORPORATION INTEREST" shall mean, with respect to any Person, such Person's percentage ownership (direct and indirect), exclusive of any Market Shares owned (directly or indirectly) by such Person, of the outstanding Corporation Common Stock at the time of measurement.

            "DEMAND REGISTRATION" shall have the meaning set forth in Section 8.5(a).

            "DEMAND REQUEST" shall have the meaning set forth in Section 8.5(a).

            "DESIGNATED BUSINESS" shall have the meaning set forth in Annex D.

            "DIRECTOR" shall mean (a) with respect to the Company, each member of the Company Board, and (b) with respect to the Corporation, each member of the Corporation Board.

            "DUKE" shall have the meaning set forth in the Preamble.

            "DUKE APPRAISER" shall have the meaning set forth in Section 6.6(a).

            "DUKE MEMBER" shall mean DEFS Holding Corp., a Delaware corporation and a wholly-owned indirect Subsidiary of Duke.

            "DUKE POST-IPO DIRECTORS" shall have the meaning set forth in
Section 4.1.

            "DUKE PRE-IPO DIRECTORS" shall have the meaning set forth in
Section 2.1(b).

            "DUKE SHAREHOLDER" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Duke or a Subsidiary of Duke.

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             "ENTERPRISE VALUE" shall have the meaning set forth in Section
3.3(b)(1)(E).

             "FAIR MARKET VALUE" shall mean, with respect to any Person's Company Interest or Corporation Interest, a purchase price equal to the value that would be obtained for such Company Interest or Corporation Interest, as the case may be, in an arm's-length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell such Company Interest or Corporation Interest, as the case may be.

              "GAAP" shall mean generally accepted accounting principles in the United States.

              "GOVERNMENTAL ENTITY" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

              "INDEPENDENT DIRECTORS" shall mean directors meeting the independence and experience requirements, as set forth by the New York Stock Exchange as of the date of the IPO for membership on an audit committee of a board of directors, with respect to each of Phillips, Duke, the Company and the Corporation.

              "IPO" shall mean the initial offering of shares of Corporation Common Stock in a transaction registered under the Securities Act.

              "LLC AGREEMENT" shall have the meaning set forth in Section 9.2(b)(i).

              "MARKET SHARES" shall mean shares purchased by a Person through open-market purchases, other than those shares purchased to prevent dilution in accordance with Section 8.6.

               "MEMBER" shall have the meaning set forth in Section 2.1(a).

               "MERGER" shall have the meaning set forth in Section 3.2.

               "NEUTRAL APPRAISER" shall have the meaning set forth in Section 6.6(b).

               "NEUTRAL CONTROL APPRAISER" shall have the meaning set forth in
Section 8.3(c).

               "NON-CHANGING PARTY" shall have the meaning set forth in Section 8.3(b).

               "NON-CHANGING PARTY APPRAISER" shall have the meaning set forth in Section 8.3(b).

               "NON-TRANSFERRING ENTITY" shall have the meaning set forth in
Section 8.2.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "OFFICERS" shall have the meaning set forth in Section 2.1(a).

               "PARENT" shall mean, with respect to a particular Person, the Person that Controls such particular Person and that is not itself Controlled by any other Person.

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                "PARTIES' CORPORATION INTEREST" shall have the meaning set forth in Section 3.3(1)(B).

                "PARTIES' EQUITY VALUE" shall have the meaning set forth in
Section 3.3(1)(D).

                "PARTY" shall have the meaning set forth in the Recitals.

                "PERSON" shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.

                "PHILLIPS" shall have the meaning set forth in the Preamble.

                "PHILLIPS APPRAISER" shall have the meaning set forth in Section 6.6(b).

                "PHILLIPS ENTERPRISE VALUE" shall have the meaning set forth in
Section 3.3(b)(1)(F).

                "PHILLIPS EQUITY VALUE" shall have the meaning set forth in
Section 3.3(b)(1)(G).

                "PHILLIPS MEMBER" shall mean Phillips Gas Company, a Delaware corporation and a wholly-owned Subsidiary of Phillips.

                "PHILLIPS MEMBER PARENT" shall mean Phillips Gas Company Shareholder, Inc., a Delaware corporation and a wholly-owned Subsidiary of Phillips which owns all of the outstanding common stock of Phillips Member.

                "PHILLIPS POST-IPO DIRECTORS" shall have the meaning set forth in Section 4.1.

                "PHILLIPS PRE-IPO DIRECTORS" shall have the meaning set forth in
Section 2.1(b).

                "PHILLIPS SHAREHOLDER" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Phillips or a Subsidiary of Phillips.

                "PHILLIPS VETO" shall mean the failure of the requisite number of directors of the Corporation Board to vote in favor of any of the actions described in Sections 2, 4(a), 4(c), 5 and 6 of Annex C where none of the Phillips Post-IPO Directors voted in favor of such action; PROVIDED, HOWEVER, that if any of the Duke Post-IPO Directors failed to vote in favor of such action, such failure of the requisite number of directors of the Corporation Board to vote in favor of such action shall not constitute a Phillips Veto.

                "POST-IPO PERIOD" shall have the meaning set forth in Section
4.1.

                "PRE-IPO PERIOD" shall have the meaning set forth in Section 2.1(b).

                "PUBLIC'S CORPORATION INTEREST" shall have the meaning set forth in Section 3.3(b)(1)(A).

                "PUBLIC'S EQUITY VALUE" shall have the meaning set forth in
Section 3.3(b)(1)(C).

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               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SHAREHOLDER" shall have the meaning set forth in Section 8.2.

               "SUBSIDIARY" shall mean, when used with respect to any Person, any Affiliate of such Person that is Controlled by such Person.

               "TOTAL CORPORATION INTEREST" shall mean, with respect to any Person, the sum of (i) such Person's Corporation Interest and (ii) any Market Shares owned (directly or indirectly) by such Person (expressed as a percentage of the outstanding Corporation Common Stock at the time of measurement).

               "TOTAL EQUITY VALUE" shall have the meaning set forth in
Section 3.3(b)(1)(H).

               "TRANSFER" shall mean any sale, assignment or other transfer, whether by operation of law or otherwise (but not any deemed transfer pursuant to Section 338 of the Code, as defined in Annex F, of the assets of a corporation or its Subsidiary in connection with the purchase of the stock of such corporation). "TRANSFERRED" and "TRANSFERRING" shall have correlative meanings.

              "TRANSFER NOTICE" shall have the meaning set forth in Section
8.2.

              "TRANSFERRING ENTITY" shall have the meaning set forth in
Section 8.2.

                                   ARTICLE II

                       BOARD OF DIRECTORS PRIOR TO THE IPO

              Section 2.1 MANAGEMENT OF THE COMPANY'S AFFAIRS. (a) From and upon the closing of the Contribution Agreement (the "CONTRIBUTION CLOSING"), all management powers over the business and affairs of the Company shall be exclusively vested in a board of directors ("COMPANY BOARD") and, subject to the direction of the Company Board, the officers of the Company (the "OFFICERS"). The Officers and Directors shall collectively constitute "managers" of the Company within the meaning of the Delaware Limited Liability Company Act. Neither the Duke Member nor the Phillips Member (each a "MEMBER") by virtue of its status as a member of the Company, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Company Board on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Company Board, which may delegate from time to time such authority and duties as it deems appropriate to one or more of the Officers, who shall be agents of the Company.

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          (b) The Company Board shall consist of five persons, and from and upon the Contribution Closing until the consummation of the IPO (such period, the "PRE-IPO PERIOD") (i) Duke shall cause the Duke Member to appoint three
Directors who shall be individuals designated by Duke ("DUKE PRE-IPO DIRECTORS") and (ii) Phillips shall cause the Phillips Member to appoint two Directors who shall be individuals designated by Phillips (the "PHILLIPS PRE-IPO DIRECTORS"). Each Director elected to the Company Board shall serve until his or her successor is duly appointed or until his or her earlier removal or resignation.

          (c) Neither Member nor any Affiliate of, or any director appointed by, either Member shall have any obligation or owe any duty, fiduciary or otherwise, to the Company or to any other Member or its Affiliates, including any obligation (i) to offer business opportunities to the Company, (ii) to refrain from pursuing business opportunities that may have a competitive impact upon the Company or (iii) to refrain from taking any other action that will or may be detrimental to the Company, and neither Member nor any Affiliate of such Member shall, by virtue of the relationship established pursuant to the Transaction Documents, have any other obligations to take or refrain from taking any other action that may impact the Company. The provisions of this Section 2.1(c) constitute an agreement to modify or eliminate fiduciary duties pursuant to the provisions of Section 18-1101 of the Delaware Limited Liability Company Act.

          Section 2.2 REMOVAL AND REPLACEMENT OF DIRECTORS. Duke shall have the right to cause the Duke Member, during the Pre-IPO Period, at any time and for any reason (or for no reason), to remove any or all of the Duke Pre-IPO Directors. Phillips shall have the right to cause the Phillips Member, during the Pre-IPO Period, at any time and for any reason (or for no reason), to remove any or all of the Phillips Pre-IPO Directors. During the Pre-IPO Period, should any director of the Company be unwilling or unable to continue to serve, or otherwise cease to serve (including by reason of his or her involuntary removal or the expiration of any applicable term of office), then (i) in the case of a vacancy of a Duke Pre-IPO Director, Duke shall cause the Duke Member to fill the resulting vacancy on the Company Board by a Person designated by Duke and (ii) in the case of a vacancy of a Phillips Pre-IPO Director, Phillips shall cause the Phillips Member to fill the resulting vacancy in the Company Board by a Person designated by Phillips.

          Section 2.3 MEETINGS OF THE COMPANY BOARD. (a) During the Pre-IPO Period, regular meetings of the Company Board shall be held quarterly.

          (b) During the Pre-IPO Period, either Member may request a special meeting of the Company Board at any time on two Business Days' prior notice.

          (c) During the Pre-IPO Period, a quorum for meetings of the Company Board shall be at least three directors, present in person, by telephone or represented by proxy.

          (d) During the Pre-IPO Period, meetings of the Company Board may be conducted via telephone or other similar means.

          Section 2.4 NOTICE OF BOARD OF DIRECTORS MEETINGS. During the Pre-IPO Period, written notice of all regular meetings of the Company Board must be given to all

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directors at least 15 days prior to any regular meeting of the Company Board and two Business Days prior to any special meeting of the Company Board.

          Section 2.5  ACTIONS BY THE COMPANY BOARD. (a) Except as set forth in
Section 2.5(b), all decisions of the Company Board during the Pre-IPO Period shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

          (b) During the Pre-IPO Period, no action shall be taken by the Company Board with respect to the matters set forth on Annex A without the prior approval of at least four of the five directors of the Company Board.

          Section 2.6 ACTION BY UNANIMOUS WRITTEN CONSENT. During the Pre-IPO Period, to the extent permitted by applicable law, the Company Board may act without a meeting so long as all members of the Company Board shall have executed a written consent with respect to any such Company Board action taken in lieu of a meeting.

                                  ARTICLE III

                                    THE IPO

          Section 3.1 EFFORTS. The Company agrees to use its reasonable best efforts to prepare for, effect and consummate the IPO (market conditions permitting) as soon as practicable following the Contribution Closing, including selecting underwriters, preparing and filing with the SEC a registration statement and filings under applicable state securities or "blue sky" laws or similar securities laws and determining the terms of the IPO; PROVIDED that, notwithstanding anything to the contrary in this Agreement, the Company shall not consummate any IPO on or before the date two years after the consummation of the Contribution Closing without the prior written consent of Phillips if the consummation of the IPO (including the potential effect of any underwriters' over-allotment) in accordance with the provisions of this Agreement would result in (i) Phillips' Corporation Interest being less than 20% upon consummation of the IPO or (ii) an Enterprise Value immediately following the IPO of less than $4,400,000,000; PROVIDED, FURTHER, that for purposes of the calculations contemplated in (i) and (ii) in the preceding proviso, the "Average Market Price" shall be the proposed public offering price of the Corporation Common Stock in the IPO. Each of Duke and Phillips agree to (i) provide reasonable assistance to the Company in effecting the IPO and (ii) cause any Duke Shareholder or Phillips Shareholder, respectively, not to Transfer any or all of their shares of Corporation Common Stock for a period of six months following the consummation of the IPO and to agree to such other customary terms as are reasonably requested by the underwriters in connection with the IPO.

          Section 3.2 FORMATION OF THE CORPORATION. Each of Duke and Phillips agree to take such corporate action as is necessary and desirable to cause Phillips Member Parent to be merged with and into the Duke Member, with the Duke Member surviving (such surviving corporation, the "CORPORATION," and such merger, the "MERGER"), immediately prior to the consummation of the IPO. Phillips represents, warrants and agrees that at the time of such Merger, (i) Phillips Member Parent shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in Phillips Member and (ii) Phillips Member shall

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have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in the Company. Duke represents, warrants and agrees that at the time of the Merger, the Duke Member shall have no assets or liabilities, contingent or otherwise, other than through its ownership of its interest in the Company. Following the Merger and prior to the consummation of the IPO, the percentage of the total number of issued and outstanding shares of Corporation Common Stock owned by (i) Phillips and its Affiliates (other than the Corporation and its Subsidiaries) shall equal the quotient, expressed as a percentage, of (x) Phillips' Corporation Interest upon the consummation of the IPO determined in accordance with Section 3.3(b)(2) divided by (y) the sum of Phillips' Corporation Interest and Duke's Corporation Interest upon the consummation of the IPO determined in accordance with Section 3.3(b)(2) and
Section 3.3(b)(3), respectively, and (ii) Duke and its Affiliates (other than the Corporation and its Subsidiaries) shall equal the quotient, expressed as a percentage, of (x) Duke's Corporation Interest upon consummation of the IPO determined in accordance with Section 3.3(b)(3) divided by (y) the sum of Duke's Corporation Interest and Phillips' Corporation Interest upon consummation of the IPO determined in accordance with Section 3.3(b)(3) and Section 3.3(b)(2), respectively. If necessary, for purposes of the above calculation only, Duke and Phillips shall estimate in good faith the Average Market Price and the number of shares of Corporation Common Stock to be sold to the public. Duke agrees to cause the Duke Shareholder and Phillips agrees to cause the Phillips Shareholder, respectively, to vote its shares to cause the Corporation upon consummation of the IPO to have a single class of common stock (the "CORPORATION COMMON STOCK") outstanding and no other classes of capital stock or other securities (except for options to purchase shares of the Corporation Common Stock issued to officers, directors and employees of the Corporation or the Company or its Subsidiaries).

          Section 3.3 POST-IPO OWNERSHIP. (a) Each of Duke and Phillips presently intends that, if the IPO occurs, approximately 20% of the Corporation Common Stock shall be sold to the public by the Corporation pursuant to the IPO; PROVIDED, HOWEVER, that this percentage may vary depending on market conditions and other factors.

          (b) Each of Duke and Phillips agrees to take, or cause to be taken, such action (including the Merger and any adjustments by the Corporation to the number of shares of Corporation Common Stock owned by Duke and Phillips) as is necessary and desirable to provide that upon the end of the fifth day of trading on the NYSE (excluding the pricing day and without regard to the exercise of any underwriters' over-allotment), each of Duke and Phillips shall own, directly or indirectly, excluding any Corporation Common Stock purchased directly or indirectly by either Party in the IPO, a percentage of the outstanding Corporation Common Stock determined as follows:

               (1) For purposes of this Agreement, the following definitions shall apply:

                    (A) "PUBLIC'S CORPORATION INTEREST" shall mean the quotient, expressed as a percentage, of (x) the number of shares of the Corporation Common Stock sold by the Company in the IPO (without giving effect to any underwriters' over-allotment) divided by (y) the number of shares of Corporation Common Stock outstanding immediately after the IPO (without giving effect to any underwriters' over-allotment).

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                    (B) "PARTIES' CORPORATION INTEREST" shall mean the
difference between (x) 100% and (y) the Public's Corporation Interest.

                    (C) "PUBLIC'S EQUITY VALUE" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Company in the IPO.

                    (D) "PARTIES' EQUITY VALUE" shall mean the product of (i) the quotient of (x) the Parties' Corporation Interest divided by (y) the Public's Corporation Interest multiplied by (ii) the Public's Equity Value.

                    (E) "ENTERPRISE VALUE" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; PROVIDED that, from and after the date two years after the consummation of the Contribution Closing, "ENTERPRISE VALUE" shall mean $5,500,000,000.

                    (F) "PHILLIPS ENTERPRISE VALUE" shall mean the product of
(x) the Enterprise Value and (y) .389.

                    (G) "PHILLIPS EQUITY VALUE" shall mean the difference between (x) Phillips Enterprise Value and (y) $1,200,000,000.

                    (H) "TOTAL EQUITY VALUE" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Corporation Interest.

               (2) Phillips' Corporation Interest shall equal the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

               (3) Duke's Corporation Interest shall equal the difference between (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

          Annex B sets forth examples of determinations of Phillips'
Corporation Interest and Duke's Corporation Interest at various Public's Equity Values. The percentages and calculations set forth in this Section 3.3 do not give effect to any underwriters' over-allotment. In the event that there is an underwriters' over-allotment and such over-allotment is exercised, each Party's Corporation Interest and the interest of the public in the Corporation (prior to such exercise) shall all be reduced pro rata.

                                   ARTICLE IV

                      BOARD OF DIRECTORS FOLLOWING THE IPO

          Section 4.1 COMPOSITION OF THE CORPORATION BOARD. Following the IPO (the "POST-IPO PERIOD") until the termination of this Agreement, Duke agrees to, and to cause its Subsidiaries to, make nominations and vote Duke's Total Corporation Interest, and Phillips agrees to, and to cause its Subsidiaries to, make nominations and vote Phillips' Total Corporation Interest, so that (a) the Corporation shall be managed by a board of directors (the "CORPORATION BOARD") that shall be comprised of 11 Persons, including: (i) so long as Duke's Corporation Interest equals or exceeds 30%, (A) seven individuals designated by Duke (the "DUKE POST-IPO

DIRECTORS"), including at least two Independent Directors, and (B) so long as Phillips' Corporation Interest equals or exceeds 20%, four individuals designated by Phillips (the "PHILLIPS POST-IPO DIRECTORS"), including at least one Independent Director and (ii) if Duke's Corporation Interest equals or exceeds 20% but is less than 30%, (A) the number of Duke Post-IPO Directors shall equal the product, rounded to the nearest whole number, of (1) 11 and (2) the quotient of (x) Duke's Corporation Interest divided by (y) the sum of (I) Duke's Corporation Interest and (II) Phillips' Corporation Interest; (B) the number of Phillips Post-IPO Directors shall equal the difference between (1) 11 and (2) the number of Duke IPO Directors, (C) if there are more Duke Post-IPO Directors than Phillips Post-IPO Directors, then at least two of the Duke IPO Directors and at least one of the Phillips Post-IPO Directors must be Independent Directors and (D) if there are more Phillips Post-IPO Directors than Duke Post-IPO Directors, then at least two of the Phillips Post-IPO Directors and at least one of the Duke Post-IPO Directors must be Independent Directors, and (b) the Chairman of the Board shall be one of the Directors designated by whichever of the Parties has the right at such time to designate more Directors. Each Director of the Corporation Board will serve as a Director of the Corporation Board until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

          Section 4.2 REMOVAL AND REPLACEMENT OF DIRECTORS. Duke agrees to, and to cause its Subsidiaries to, and Phillips agrees to, and to cause its Subsidiaries to, vote its respective Total Corporation Interest during the Post-IPO Period to remove (i) any or all of the Duke Post-IPO Directors at the request of Duke at any time and for any reason (or for no reason) and (ii) any or all of the Phillips Post-IPO Directors at the request of Phillips at any time and for any reason (or for no reason). During the Post-IPO Period, should any Director of the Corporation be unwilling or unable to continue to serve, or otherwise cease to serve (including by reason of his or her involuntary removal or at the expiration of any applicable term of office), then Duke shall, and shall cause its Subsidiaries to, and Phillips shall, and shall cause its Subsidiaries to, make nominations and vote its shares to fill the resulting vacancy on the Corporation Board by a Person designated by Duke, in the case of a vacancy of a Duke Post-IPO Director, and by a Person designated by Phillips, in the case of a vacancy of a Phillips Post-IPO Director, but in each case in accordance with the Independent Director requirements of Section 4.1.

          Section 4.3 MEETINGS OF THE CORPORATION BOARD. (a) The Corporation Board shall meet at least quarterly.

          (b) A special meeting of the Corporation Board may be called at any time on two Business Days' prior notice at the request of (i) the Chairman of the Corporation Board or (ii) any four directors of the Corporation Board.

          (c) During the Post-IPO Period, a quorum for meetings of the Corporation Board shall be at least six directors, present in person, by telephone or represented by proxy.

          (d) Meetings of the Corporation Board may be conducted via telephone or other similar means.

          Section 4.4 NOTICE OF BOARD OF DIRECTORS MEETINGS. Written notice of all regular meetings of the Corporation Board must be given to all directors at least 15 days prior to any regular meeting of the Corporation Board and two Business Days prior to any special meeting of the Corporation Board.

          Section 4.5 ACTIONS BY THE CORPORATION BOARD. (a) The business and affairs of the Corporation shall be managed by the Corporation Board. Except as set forth in Sections 4.5(b), all decisions of the Corporation Board shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

          (b) During the Post-IPO Period, no action shall be taken by the Corporation Board with respect to the matters set forth on Annex C without the prior approval of at least eight of the 11 directors of the Corporation Board.

          Section 4.6 ACTION BY UNANIMOUS WRITTEN CONSENT. To the extent permitted by applicable law, the Corporation Board may act without a meeting so long as all members of the Corporation Board shall have executed a written consent with respect to any the Corporation Board action taken in lieu of a meeting.

          Section 4.7 COMMITTEES OF THE CORPORATION BOARD. (a) To the extent not inconsistent with the provisions of Section 4.5, the Corporation Board may establish committees of the Corporation Board and may delegate certain of its responsibilities to such committees, PROVIDED that so long as Phillips and Duke are entitled to designate directors of the Corporation pursuant to Section 4.1, each committee of the Corporation Board, other than the audit committee, shall include at least one Phillips Post-IPO Director who is not an Independent Director and one Duke Post-IPO Director who is not an Independent Director.

          (b) The Corporation Board shall have an audit committee comprised of three Independent Directors, which audit committee shall establish a written audit committee charter in accordance with the rules of the NYSE, as amended from time to time.

                                   ARTICLE V

                              POST-IPO MANAGEMENT

          Section 5.1 GENERAL. Following the IPO, the executive officers of the Corporation shall be selected by, and serve at the pleasure of, the Corporation Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Corporation Board from time to time.

                                   ARTICLE VI

                                OTHER AGREEMENTS

          Section 6.1 EMPLOYEES. Prior to the Contribution Closing, Duke shall cause the Duke Member, in consultation with the Phillips Member, to select the employees currently utilized in the business and operations of the Phillips Member and its Subsidiaries and the Duke Member and its Subsidiaries who will be offered employment with the Company and its

Subsidiaries. Duke intends for the Duke Member to make employment decisions without regard to previous employer-affiliation and with the goal of retaining the best talent from each of the Duke Member and its Subsidiaries and the Phillips Member and its Subsidiaries.

          Section 6.2 CONSTITUENT DOCUMENTS OF THE COMPANY AND THE CORPORATION; FURTHER ASSURANCES. (a) The parties hereto shall take all such action as is appropriate to ensure that the constituent documents of the Company (as of the time of the Contribution Closing) and the Corporation (as of the time of the
IPO) embody the governance and management principles set forth in this Agreement, as appropriate.

          (b) The parties hereto agree that, from time to time, whether before, at or after the Contribution Closing or the IPO, each of them will execute and deliver, or cause to be executed and delivered, such further agreements (including a limited liability company agreement with respect to the Company and a stockholders' agreement and a registration rights agreement with respect to the Corporation and the Corporation Common Stock) and instruments and take such other action as may be necessary to effectuate the provisions, purposes and intents of this Agreement.

          Section 6.3  AUDITORS; CORPORATE REPORTS; ANNUAL FINANCIAL STATEMENTS.
(a) AUDITORS. Immediately following the Contribution Closing, the auditors of the Company shall be Deloitte & Touche L.L.P.

          (b) CORPORATE REPORTS. (1) During the Pre-IPO Period, each Member and its respective representatives shall be entitled to reasonable access, during regular business hours and upon reasonable advance notice, to the corporate books and records and properties, and the executive officers and representatives, of the Company and its Subsidiaries, for any reasonable purpose, including in order to conduct any investigation or audit of the business, financial position and financial statements of any such entity; PROVIDED that nothing herein shall authorize access to classified or controlled unclassified information, except as authorized by applicable law.

               (2) During the Pre-IPO Period, each Member shall be supplied not later than 45 days after the end of each of the first three calendar quarters of each year with unaudited financial statements of the Company and each of its Subsidiaries on a consolidated basis, including a balance sheet, an income statement and a statement of cash flows, as well as a comparison of actual performance with any applicable business plan and such tax information as either Member may reasonably request.

               (3) During the Pre-IPO Period, the Company Board shall be supplied not later than 45 days after the end of each calendar month with unaudited financial statements of the Company and each of its Subsidiaries on a consolidated basis, including a balance sheet, an income statement and a statement of cash flows, as well as a comparison of actual performance with any applicable business plan and, within 45 days of the end of each calendar quarter, budget and cash flow forecasts showing the position of the Company and its Subsidiaries on a consolidated basis for the next 12-month period together with such additional information as the Company Board may reasonably request.

          (c) ANNUAL FINANCIAL STATEMENTS. (1) During the Pre-IPO Period, annual financial statements for the Company and its Subsidiaries on a consolidated basis shall be prepared in accordance with GAAP and subject to an audit by Deloitte & Touche L.L.P.

               (2) During the Pre-IPO Period, the Company shall make available to each Member simultaneously the consolidated annual audited financial statements for the Company and its Subsidiaries, taken as a whole, and the reports of the auditors thereon as soon as practicable after the issuance by the auditors of such reports.

               (3) During the Pre-IPO Period, the Company and its Subsidiaries shall prepare annual financial statements in respect of each fiscal year for presentation to the auditors within one month from the end of that fiscal year and shall use reasonable best efforts to ensure that the auditors will issue their reports on such financial statements by March 15 of each year.

          Section 6.4 CONFIDENTIALITY. (a) Each Member and its respective Affiliates shall keep confidential all information which is obtained by them as Members or otherwise pursuant to this Agreement or any other Transaction Document, whether that information is (1) generated or commissioned by the Company or any of its Subsidiaries or (2) related to the business affairs of any of the Members or of their respective Affiliates.

          (b)  The restrictions in Section 6.4(a) shall not apply to:

               (1) information which enters the public domain otherwise than by breach of this Agreement;

               (2) information already in the possession of a Member or any of its Affiliates before disclosure to it under this Agreement and which was not acquired directly or indirectly from the other Member or any of its Affiliates and which is not the subject of a confidentiality agreement in favor of the provider of such information;

               (3) information lawfully obtained from a third party that is free to disclose such information;

               (4) information developed or created by a Member or any of its Affiliates (other than the Company or its Subsidiaries) independent of this Agreement;

               (5) information required to be disclosed at any time after the date one year after the Contribution Closing by a Member or any of its Affiliates to a third party contemplating purchasing shares in that Member in order to permit such third party to decide whether or not to proceed and what price to offer; PROVIDED that such third party shall prior to any such disclosure have entered into a confidentiality agreement with such Member and its Affiliates on terms no less strict than the terms of this Section 6.4;

               (6) information requested by any Governmental Entity entitled by law to require the same; PROVIDED that prior to such disclosure if practicable, the disclosing Member shall notify in writing the owner of such information (where the identity of such owner can be reasonably determined) that such request has been made; PROVIDED, FURTHER, that the Member seeking to rely on an exemption contained in this Section 6.4(b) shall provide such evidence as the other Member may reasonably require to prove that the information sought to be exempted falls within the relevant category; and

               (7) information that a Member or its Affiliates must disclose under applicable securities laws or stock exchange regulations.

          (c) The restrictions contained in Section 6.4(a) shall last until the earlier of the consummation of the IPO and the date two years from the relevant disclosure.

          Section 6.5 BUSINESS OPPORTUNITY UNDERSTANDING. Each of Duke and Phillips presently intends that the Corporation shall be the primary vehicle by which it conducts the midstream gas gathering and processing business in the United States and Canada. However, in order to clarify any duties that Duke, as the owner of a controlling interest in the Corporation, may owe to the Corporation, the certificate of incorporation or bylaws of the Corporation (or an agreement binding on the Corporation) shall contain a business opportunity agreement substantially in the form of Annex D.

          Section 6.6 SPECIAL BUY-OUT RIGHT. (a) Following the one year anniversary of the consummation of the IPO, if a Phillips Veto occurs with regard to different proposals proposed in good faith at three separate meetings (with at least two months between the first and third meetings) of the Corporation Board within any 18-month period, Duke shall have the right (the "BUY-OUT RIGHT"), exercisable upon written notice (the "BUY-OUT NOTICE") at any time after the third such Phillips Veto, but not later than the thirtieth day after the end of the eighteenth month after the occurrence of the first of the three Phillips Vetoes that are the basis for the exercise of the Buy-Out Right, to purchase all (but not less than all) of Phillips' Corporation Interest pursuant to this Section 6.6. The Buy-Out Notice shall set forth the name of a nationally recognized appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated by Duke as its appraisal firm (the "DUKE APPRAISER").

          (b) Within 15 days from the date of receipt of the Buy-Out Notice, Phillips shall notify Duke in writing of the name of an appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated as Phillips' appraisal firm (the "PHILLIPS APPRAISER"); PROVIDED, HOWEVER, that if Phillips fails to select an appraisal firm, the Phillips Appraiser shall be Ernst & Young L.L.P. (PROVIDED, FURTHER, that if Ernst & Young L.L.P. fails to accept the appointment within 30 days from the date of Phillips' receipt of the Buy-Out Notice, the Appraiser Committee shall consist solely of the Duke Appraiser). If applicable, the Duke Appraiser and the Phillips Appraiser shall jointly choose a third appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) within 15 days after the appointment of the Phillips Appraiser (PROVIDED, HOWEVER, that if they fail to select a third appraisal firm within 15 days after the appointment of the Phillips Appraiser, such third firm (which shall be an investment banking, accounting or other firm that performs appraisal and valuation services) will be selected by the American Arbitration Association at the request of either party within 10 days after such request) (the "NEUTRAL APPRAISER," and together with the Duke Appraiser and the Phillips Appraiser, the "APPRAISER COMMITTEE"). Once the Appraiser Committee has been selected, each of Duke and Phillips shall submit proposed Fair Market Values of Phillips' Corporation Interest to the

Appraiser Committee, together with any supporting documentation such party deems appropriate, as soon as practicable, but in no event earlier than 30 days after the date of receipt of the Buy-Out Notice nor later than (i) 30 days after the date of selection of the Neutral Appraiser, or (ii) in the event of the failure of Ernst & Young L.L.P. to accept the appointment within the required time period, 60 days from the date of Phillips' receipt of the Buy-Out Notice. If either Party fails to submit its proposed Fair Market Value within the required time period, the Fair Market Value proposed by the other Party (assuming such other Party has submitted its proposed value within the required time period) shall be deemed to be the Fair Market Value of Phillips' Corporation Interest for purposes of this Section 6.6. If both Parties submit their respective proposed values on a timely basis, the Appraiser Committee shall determine, by majority vote, the Fair Market Value of Phillips' Corporation Interest as of the date of the Buy-Out Notice as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals), which determination shall be final and binding on the parties. The cost of such appraisal shall be paid in equal portions by each of Duke and Phillips. The Company shall provide to each of Duke and Phillips and, if applicable, the Appraisal Committee, all information reasonably requested by them.

          (c) The closing of Duke's acquisition of Phillips' Corporation Interest shall be consummated on or before the 60th day after the determination of the Fair Market Value in accordance with Section 6.6(b). The acquisition shall be consummated at a closing held at the principal offices of the Corporation (unless otherwise mutually agreed by Duke and Phillips) at which time the purchase price, payable in the form of immediately available funds, shall be delivered to Phillips, and Phillips shall deliver or cause to be delivered to Duke such transfer documentation reasonably acceptable to Duke as shall be required to evidence the transfer of Phillips' Corporation Interest, free and clear of all liens and encumbrances, except those created under this Agreement.

                                  ARTICLE VII

       CAPITAL ACCOUNTS, ALLOCATIONS OF PROFIT AND LOSS, DISTRIBUTIONS AND
                                  TAX STATUS

       The provisions of Annex F are hereby incorporated herein.

                                  ARTICLE VIII

                       LIQUIDITY AND TRANSFER RESTRICTIONS

          Section 8.1 STRUCTURE; TRANSFERS. For the period from the Contribution Closing until the consummation of the IPO ("BLACKOUT PERIOD"), (i) Duke shall cause the Duke Member to own and hold all of Duke's Company Interest and no other assets or liabilities, and (ii) Phillips shall cause (A) the Phillips Member to own and hold all of Phillips' Company Interest and no other assets or liabilities and (B) Phillips Member Parent to own and hold all of the capital stock of Phillips Member and no other assets or liabilities.

          Section 8.2 RIGHT OF FIRST OFFER. If either a Duke Shareholder or a Phillips Shareholder (each, a "SHAREHOLDER") desires to Transfer all or any portion of its Corporation Interest (other than pursuant to a registered public offering), to a Person other than an Affiliate then prior to effecting or making such Transfer, the Person desiring to make such Transfer (a "TRANSFERRING ENTITY") shall notify in writing the other Party (the "NON-TRANSFERRING ENTITY"), of the terms and conditions upon which it proposes to effect such Transfer (which notice shall be herein referred to as a "TRANSFER NOTICE" and shall include all material price and non-price terms and conditions). The Non-Transferring Entity shall have the right to acquire all (but not less than all) of the Corporation Interest that is the subject of the Transfer Notice on the same terms and conditions as are set forth in the Transfer Notice. The Non-Transferring Entity shall have 30 days following delivery of the Transfer Notice during which to notify the Transferring Entity whether or not it desires to exercise its right of first offer. If the Non-Transferring Entity does not respond during the applicable period set forth above for exercising its purchasing right under this Section 8.2, such Non-Transferring Entity shall be deemed to have waived such right. If the Non-Transferring Entity elects to purchase all, but not less than all, of the Corporation Interest that is the subject of the Transfer Notice, the closing of such purchase shall occur at the principal place of business of the Corporation on the tenth day following the first date on which all applicable conditions precedent have been satisfied or waived (but in no event shall such closing take place later than the date that is 60 days (subject to extension for regulatory approvals, but in no event more than 180 days) following the date on which the Non-Transferring Entity agrees to purchase all of the Corporation Interest that is the subject of the Transfer Notice). The Transferring Entity and the purchasing Non-Transferring Entity agree to use commercially reasonable efforts to cause any applicable conditions precedent to be satisfied as expeditiously as possible. At the closing, (i) the Transferring Entity shall execute and deliver to the purchasing Non-Transferring Entity (A) an assignment of the Corporation Interest described in the Transfer Notice, in form and substance reasonably acceptable to the purchasing Non-Transferring Entity and (B) any other instruments reasonably requested by the purchasing Non-Transferring Entity to give effect to the purchase; and (ii) the purchasing Non-Transferring Entity shall deliver to the Transferring Entity the purchase price specified in the Transfer Notice in immediately available funds or other consideration as specified in the Transfer Notice. If the Non-Transferring Entity does not elect to purchase the Corporation Interest pursuant to this Section 8.2, or having elected to so purchase such Corporation Interests fails to do so within the time period required by this Section 8.2, the Transferring Entity shall be free for a period of 180 days after the expiration of the offer period referred to above or the date of such failure, as applicable, to enter into a definitive written agreement with an unaffiliated third party regarding the Transfer of its Corporation Interest on terms and conditions that satisfy the following criteria:

               (1) the amount of consideration to be paid by the purchasing party may not be less than the consideration set forth in the Transfer Notice;

               (2) the form of consideration may not be materially different from that set forth in the Transfer Notice, except to the extent any change in the form of consideration makes the terms of the transaction less favorable from the purchaser's standpoint; and

               (3) the terms and conditions set forth in such definitive written agreement, when considered together with the form and amount of consideration to be paid by such purchasing party, may not render the terms of such transaction, taken as a whole, materially inferior (to the Transferring Entity from an economic standpoint) to those set forth in the Transfer Notice (it being agreed that the granting by the Transferring Entity of representations, warranties and indemnities with respect to the business or properties of the Corporation, as applicable, or any of its subsidiaries that are different from or in addition to any such provisions referenced in the Transfer Notice shall not be considered to be more favorable to the purchaser for purposes of this clause (c)).

If such a definitive written agreement is entered into with an unaffiliated third party within such time period, the Transferring Entity shall be free for a period of 270 days following the execution of such definitive written agreement to consummate the Transfer of its Corporation Interest in accordance with the terms thereof. If such Transfer is not consummated within such time period in accordance with the terms of such definitive written agreement, the requirements of this Section 8.2 shall apply anew to any further efforts by the Transferring Entity to Transfer its Corporation Interest.

          Section 8.3 CHANGE OF CONTROL. (a) If (i) a Change of Control occurs with respect to the Duke Member (prior to the IPO) or a Duke Shareholder, Phillips shall have the option to purchase such Duke Member's Company Interest (prior to the IPO) or such Duke Shareholder's Corporation Interest (following the IPO), as the case may be, for Fair Market Value pursuant to the provisions of Section 8.3(b), (c) and (d), and (ii) a Change of Control occurs with respect to the Phillips Member (prior to the IPO) or a Phillips Shareholder, Duke shall have the option to purchase such Phillips Member's Company Interest (prior to the IPO) or such Phillips Shareholder's Corporation Interest (following the
IPO), as the case may be, pursuant to the provisions of Section 8.3(b), (c) and
(d).

          (b) In the event of a transaction giving rise to a Change of Control with respect to the Duke Member (prior to the IPO), Duke Shareholder, Phillips Member (prior to the IPO) or Phillips Shareholder, as applicable, the Party who has (or whose Subsidiaries have) experienced such a Change of Control transaction (the "CHANGING PARTY") shall promptly (and in any event within three days of the consummation of such transaction) deliver notice (the "CONTROL NOTICE") to the other Party (the "NON-CHANGING PARTY") of such Change of Control transaction. The Non-Changing Party shall have the right, to be exercised by notice (the "CONTROL ACCEPTANCE") on or before the 60th day following receipt of the Control Notice (the "CONTROL OFFER PERIOD"), to elect to purchase the Company Interest or Corporation Interest of the Changing Party for Fair Market Value as of the date of the Change of Control. The Control Acceptance shall set forth the name of a nationally recognized appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated by the Non-Changing Party as its appraisal firm (the "NON-CHANGING PARTY APPRAISER").

          (c) If the Non-Changing Party timely delivers the Control Acceptance during the Control Offer Period, within 15 days from the date of receipt of the Control Acceptance, the Changing Party shall notify the Non-Changing Party in writing of the name of an appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated as the Changing Party's appraisal firm (the "CHANGING PARTY APPRAISER"); PROVIDED, HOWEVER, that if the Changing Party fails to select an appraisal firm, and the Non-Changing Party is Duke, the Non-Changing Party Appraiser shall be Deloitte &

Touche L.L.P., or, if the Non-Changing Party is Phillips, the Non-Changing Party Appraiser shall be Ernst & Young L.L.P.; PROVIDED, FURTHER, that if Deloitte & Touche L.L.P. or Ernst & Young L.L.P., as the case may be, fails to accept the appointment within 30 days from the date of receipt by the Non-Changing Party of the Control Notice, the Control Appraiser Committee shall consist solely of the Non-Changing Party Appraiser. If applicable, Non-Changing Party Appraiser and the Changing Party Appraiser shall jointly choose a third appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) within 15 days after the appointment of the Non-Changing Party Appraiser (PROVIDED, HOWEVER, that if they fail to select a third appraisal firm within 15 days after the appointment of the Non-Changing Party Appraiser, such third firm (which shall be an investment banking, accounting or other firm that performs appraisal and valuation services) will be selected by the American Arbitration Association at the request of either party within 10 days after such request) (the "NEUTRAL CONTROL APPRAISER," and together with the Changing Party Appraiser and the Non-Changing Party Appraiser, the "CONTROL APPRAISER COMMITTEE"). Once the Control Appraiser Committee has been chosen, each of the Changing Party and Non-Changing Party shall submit proposed Fair Market Values of the Changing Party's Company Interest or Corporation Interest, as the case may be, to the Control Appraiser Committee, together with any supporting documentation such party deems appropriate, as soon as practicable, but in no event earlier than 30 days after the date of receipt of the Control Acceptance nor later than (i) 30 days after the date of selection of the Neutral Appraiser or (ii) in the event of the failure of Deloitte & Touche L.L.P. or Ernst & Young L.L.P., as the case may be, to accept the appointment within the required time period, 60 days from the date of receipt by the Non-Changing Party of the Control Notice. If either Party fails to submit its proposed Fair Market Value within the required time period, the Fair Market Value proposed by the other Party (assuming such other Party has submitted its proposed value within the required time period) shall be deemed to be the Fair Market Value of the Changing Party's Corporation Interest for purposes of this Section 8.3. If both Parties submit their respective proposed values on a timely basis, the Control Appraiser Committee shall determine, by majority vote, the Fair Market Value as of the date of the Change of Control of the Changing Party's Company Interest or Corporation Interest, as the case may be, as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals), which determination shall be final and binding on the parties. The cost of such appraisal shall be paid in equal portions by Duke and Phillips. Each of the Changing Party and the Non-Changing Party shall provide to the other and, if applicable, the Control Appraisal Committee, all information reasonably requested by them.

          (d) The closing of the Non-Changing Party's acquisition of the Changing Party's Company Interest or Corporation Interest, as the case may be, shall be consummated on or before the 60th day after the determination of the Fair Market Value in accordance with Section 8.3(c). The acquisition shall be consummated at a closing held at the principal offices of the Company or the Corporation (unless otherwise mutually agreed by the Changing Party and the Non-Changing Party) at which time the purchase price, payable in the form of immediately available funds, shall be delivered to the Changing Party, and the Changing Party shall deliver or cause to be delivered to the Non-Changing Party such transfer documentation reasonably acceptable to the Non-Changing Party as shall be required to evidence the transfer of the Changing Party's Company Interest or Corporation Interest, as the case may be, free and clear of all liens and encumbrances, except those created under this Agreement.

          (e) Each of Duke and Phillips agrees that prior to consummation of the IPO, as a condition to the consummation of any transaction that will result in a Change of Control of the Duke Member or the Phillips Member, respectively, it will cause the new Parent of the Duke Member or the Phillips Member, respectively, to assume the obligations of Duke or Phillips, as applicable, under this Agreement.

          Section 8.4 OPEN MARKET PURCHASES AND TRANSFERS POST-IPO. In and following the IPO, subject to applicable federal and state securities laws, each Shareholder and its Affiliates may make open-market purchases or sales of shares of Corporation Common Stock.

          Section 8.5 REGISTRATION RIGHTS. Each of Duke and Phillips agrees to take such corporate action as is necessary and desirable to cause the Corporation to enter into a registration rights agreement which shall grant each Party the registration rights set forth in this Section 8.5, and shall contain other customary and reasonable terms and conditions.

          (a) DEMAND REGISTRATIONS. At any time following the six-month anniversary of the IPO, each of the Parties shall have the right on two occasions to request the Corporation to file a registration statement under the Securities Act in respect of all or a portion of the shares of Corporation Common Stock owned by it or its Affiliates (excluding the Corporation and its Subsidiaries) (so long as such request covers at least 3% of the shares of Corporation Common Stock then-outstanding) (a "DEMAND REQUEST"). Subject to customary exceptions, (including any period within 60 days prior to, and 180 days (or such shorter period as may be agreed to by the underwriters) after the effective date of, a Corporation-initiated registration, and any period of up to 180 days if the Corporation Board determines that filing of the registration statement would require disclosure of pending matters or information the disclosure of which would likely be detrimental to the Corporation or materially interfere with its business or pending transaction), as promptly as practicable, but in no event later than 60 days after the Corporation receives a Demand Request, the Corporation shall file with the SEC and thereafter use its reasonable best efforts to cause to be promptly declared effective (and kept effective for the lesser of 90 days or until all shares registered have been sold) a registration statement (a "DEMAND REGISTRATION") providing for the registration of at least such number of shares of Corporation Common Stock as such Party shall have demanded be registered.

          (b) PIGGYBACK REGISTRATION. If, at any time following the IPO, the Corporation proposes to register any shares of Corporation Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or successor forms) (whether or not pursuant to a Demand Registration under Section 8.5(a)), subject to customary limitation and proration provisions, the Corporation shall give each Party (or its Subsidiaries, if applicable) the opportunity to include such Party's shares of Corporation Common Stock in such registration statement.

          (c) OTHER REGISTRATION PROVISIONS. Other provisions will include: customary indemnification by the Corporation for liabilities incurred under Federal and state securities laws; the agreement by holders of shares of Corporation Common Stock who own more than 5% of the shares of Corporation Common Stock outstanding or whose shares are included in the registration statement (in each case if requested by the underwriters) not to sell any shares of the Corporation Common Stock for a period of up to 90 days following the effective date of the registration statement; that all registration expenses, except the underwriting discounts and fees of counsel for the Party, will be borne by the Corporation; registration rights may only be transferred to transferees who after the transfer hold at least 10% of the outstanding Corporation Common Stock; that the Corporation may preempt any demand registration with a primary registration; and that the underwriter in any demand registration shall be selected by the holders of 2/3 of the shares being covered by the Demand Request but must be acceptable to the Corporation. For purposes of exercise of Demand Requests, transferees shall be included with Duke or Phillips, as the case may be, based on who was the original transferor of such shares.

          Section 8.6 ANTI-DILUTION. If, at any time following the IPO, the Corporation offers or issues additional shares of the Corporation Common Stock or additional shares of any other previously issued and outstanding capital stock in a public offering, each Party shall have the opportunity to subscribe for and purchase such number of shares of the Corporation Common Stock or such other capital stock, as the case may be, such that such Party's Corporation Interest or ownership percentage of such capital stock, as the case may be, following the offering or issuance remains equal to such Party's Corporation Interest or ownership percentage of such capital stock, as the case may be, immediately prior to the offering or issuance.

          Section 8.7 VOID TRANSFERS. Any purported Transfer of all or any portion of a Company Interest or Corporation Interest not permitted by this
Article VIII shall be void. The provisions of this Article VIII with respect to Company Interests and Corporation Interests shall apply equally to any rights or options to purchase, or securities convertible into or exchangeable for, the Company Interests or Corporation Interests.

                                   ARTICLE IX

                                  TERMINATION

          Section 9.1 SURVIVAL OF AGREEMENT; TERM. Except as set forth below, this Agreement shall not be terminated or amended, nor any provision hereof waived, except by an instrument in writing signed by each of the parties hereto. Notwithstanding the foregoing, any provision of this Agreement which specifically provides for termination of such provision on an earlier date shall terminate on such other date.

          Section 9.2 TERMINATION. (a) This Agreement shall be terminated immediately upon the termination of the Contribution Agreement in accordance with its terms.

          (b) (i) On or prior to the Contribution Closing Date, the provisions hereof applicable or relating to the Company shall be incorporated into the amended limited liability company agreement of the Company (the "LLC AGREEMENT") prepared pursuant to Section 2.1 of the Contribution Agreement, and upon execution thereof at the Contribution Closing, such provisions hereof applicable or relating to the Company and incorporated into the LLC Agreement shall terminate and cease to be effective. Any provisions hereof applicable or relating to both the Company and the Corporation shall be incorporated into the LLC Agreement only as, and to the extent, they apply or relate to the Company and shall terminate and cease to be effective only in that regard and to such extent.

          (ii) On or prior to the consummation of the IPO, Duke and Phillips shall execute and deliver a shareholders agreement and a registration rights agreement which incorporate all provisions hereof applicable or relating to the Corporation, both of which shall become effective upon the consummation of the IPO. The shareholders agreement shall survive until either Duke's Total Corporation Interest or Phillips' Total Corporation Interest is less than 20%, and the registration rights under the registration rights agreement shall survive as to Duke until Duke's Corporation Interest is less than 10% and as to Phillips until Phillips' Corporation Interest is less than 10%. Upon compliance with this Section 9.2(b) and the effectiveness of both such agreements, the provisions of this Agreement incorporated into such agreements shall terminate.

          (c) In the case of termination or partial termination in accordance with this Section 9.2, upon such termination, this Agreement or the appropriate provisions shall become void and have no effect; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement or such provisions that occurred prior to such termination.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other party.

          Section 10.2 GOVERNING LAW; JURISDICTION AND FORUM; WAIVER OF JURY TRIAL. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

          (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement or the Contribution Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement and the Contribution Agreement.

          (d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or the Contribution Agreement. Each party hereto certifies that it has been induced to enter into this Agreement and the Contribution Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 10.2.

          Section 10.3 ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein and the Confidentiality Agreements dated August 11, 1999 and August 26, 1999 between Duke and Phillips), the Contribution Agreement, and the schedules and exhibits hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          Section 10.4 EXPENSES. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement or the Contribution Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Contribution Agreement and the transactions contemplated by this Agreement and the Contribution Agreement shall be paid by the party incurring such costs and expenses.

          Section 10.5 NOTICES. All notices and other communications to be given to any party hereunder (including notices to directors under Section 2.4 and Section 4.4) shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed, if to a party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):

          (a)    If to Phillips:

                 Phillips Petroleum Company
                 1266 Adams Building
                 Bartlesville, Oklahoma  74004
                 Attention:  Clyde W. Lea
                 Fax No.:  (918) 662-2301

                 With a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, New York  10019
                 Attention:  Andrew R. Brownstein, Esq.
                 Fax No.:  (212) 403-2000

          (b)    If to Duke:

                 Duke Energy Corporation
                 5400 Westheimer Court, 8th Floor
                 Houston, Texas 77056-5310
                 Attention:  Richard K. McGee
                 Fax No.:  (713) 569-2491

                 With a copy to:

                 Vinson & Elkins, LLP
                 1001 Fannin, Suite 2300
                 Houston, Texas 77002-6760
                 Attention:  Bruce R. Bilger
                 Fax No.:  (713) 517-5429

          (c)    If to the Company:

                 Duke Energy Field Services L.L.C.
                 370 17th Street, Suite 900
                 Denver, Colorado 80202
                 Attention:  Martha B. Wyrsch
                 Fax No.:  (303) 605-8902

                 With a copy to:

                 Vinson & Elkins, LLP
                 1001 Fannin, Suite 2300
                 Houston, Texas 77002-6760
                 Attention:  Bruce R. Bilger
                 Fax No.:  (713) 517-5429

          Section 10.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party hereto.

          Section 10.7 HEADINGS; DEFINITIONS. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated and except in the Annexes hereto, wherein references to Sections or Articles shall mean Articles or Sections of such Annex unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 10.8 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

          Section 10.9 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          Section 10.10 INTERPRETATION. The phrase "including" shall be deemed to be followed by "without limitation." In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 10.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity, including temporary restraining orders or temporary or permanent injunctions.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on the date first set forth above.


                                         PHILLIPS PETROLEUM COMPANY


                                         By: /s/ John A. Carrig
                                            -----------------------------------
                                            Name:
                                            Title:


                                         DUKE ENERGY CORPORATION


                                         By: /s/ Fred J. Fowler
                                            -----------------------------------
                                            Fred J. Fowler
                                            Group President, Energy Transmission


                                         DUKE ENERGY FIELD SERVICES L.L.C.


                                         By: /s/ J. W. Mogg
                                            -----------------------------------
                                            Jim W. Mogg
                                            Authorized Person

                                  ANNEX A

                       SPECIFIC PRE-IPO GOVERNANCE ISSUES

1. Compensation policies for employees of the Company, including specific compensation and benefit plans and programs, to the extent such policies are of the type that would customarily be considered by a compensation committee of the board of directors of a comparably sized, publicly-traded corporation; PROVIDED, HOWEVER, that these policies shall not include the hiring and firing and compensation of senior officers and managers, evaluating their performance and planning for their succession.

2. Entering a new line of business outside of the midstream gas gathering, processing, marketing and transportation businesses (and directly related activities) in the United States and Canada.

3.   A change in auditors.

4. Distributions and dividends (other than tax distributions as set forth in Section 3.6(a)(i) of Annex F and the distributions described in
     Section 3.2(c) of the Contribution Agreement) prior to the IPO.

5.   The following transactions:

     a) Any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance (or a related series of such transactions) involving the acquisition or expenditure (in the form of cash or otherwise) of in excess of $100,000,000 in value to or from the Company;

      b) Any shut-down of a facility having a fair market value in excess of $100,000,000;

      c) Entering into any sales contract or commitment that has a term of 5 years or more and that involves annual revenues to the Company in excess of 5% of the Company's total annual sales revenues for the most recently completed fiscal year;

      d) Admittance of any new member/equity holder in the Company prior to the IPO (it being understood that the IPO is not subject to Section 2.5(b));

      e)   Requirement of any additional capital contribution by either Member;
           and

      f)   Liquidation or dissolution of the Company.

6. Any capital expenditure in excess of $100,000,000 (other than a capital expenditure to effect any merger, consolidation, recapitalization, acquisition, divesture, joint venture or alliance).

7. Any borrowing in excess of $200,000,000 (other than borrowings described in clauses (i) through (iii) of Section 6.17 of the Contribution Agreement).

8. The settlement of any action or claim against the Company involving payment by the Company of in excess of $25,000,000, excluding amounts covered or reimbursed by insurance.

9. Entering into transactions with either Party or Affiliates of either Party on terms that are clearly less favorable than those terms that are within the range of comparable transactions between unaffiliated third parties.

If a particular action that the Company proposes to take is reflected in an operating or capital budget of the Company that has been approved by four or more directors, no further approval of such action is required before it may be taken, notwithstanding the inclusion of such action in this Annex A.

                                     ANNEX B

        EXAMPLES OF DETERMINATIONS OF PHILLIPS' CORPORATION INTEREST
                                      AND
               DUKE'S CORPORATION INTEREST AT VARIOUS IPO RESULTS
                              (dollars in millions)

                                                                   Enterprise Value
                         -----------------------------------------------------------------------------------------------------------
                                $4,500                      $5,000                      $5,500                      $6,000
                         ------------------------    ------------------------    ------------------------    -----------------------
                         Phillips     Duke           Phillips     Duke           Phillips     Duke           Phillips    Duke
                         Petroleum    Energy         Petroleum    Energy         Petroleum    Energy         Petroleum   Energy
                         Company      Corporation    Company      Corporation    Company      Corporation    Company     Corporation

Pre-IPO % of
Enterprise Value         38.9%        61.1%          38.9%        61.1%          38.9%        61.1%          38.9%       61.1%

Pre-IPO
Enterprise Value         $1,751       $2,750         $1,945       $3,055         $2,140       $3,361         $2,334      $3,666

     Cash Value           1,200        1,200          1,200        1,200          1,200        1,200          1,200       1,200
                         ------       ------         ------       ------         ------       ------         ------      ------
Pre-IPO
Equity Value             $  551       $1,550         $  745       $1,855         $  940       $2,161         $1,134      $2,466
                         ======       ======         ======       ======         ======       ======         ======      ======
Pre-IPO
% Interest               26.2%        73.8%          28.7%        71.3%          30.3%        69.7%          31.5%       68.5%

Public's Equity
Value Assuming
20% IPO                          $525                         $650                        $775                       $900

     Post-IPO
     Corporation
     Interest            21.0%        59.0%          22.9%        57.1%          24.2%        55.8%          25.2%       54.8%

Post-IPO
Equity Value             $  551       $1,550         $  745       $1,855         $  940       $2,161         $1,134      $2,466

Cash Value                1,200        1,200          1,200        1,200          1,200        1,200          1,200       1,200
                         ------       ------         ------       ------         ------       ------         ------      ------
     Post-IPO
     Enterprise
     Value               $1,751       $2,750         $1,945       $3,055         $2,140       $3,361         $2,334      $3,666
                         ======       ======         ======       ======         ======       ======         ======      ======
     Post-IPO %
     of Enterprise
     Value               38.9%        61.1%          38.9%        61.1%          38.9%        61.1%          38.9%       61.1%

                                     ANNEX C

                       SPECIFIC POST-IPO GOVERNANCE ISSUES

1. Compensation policies for employees of the Corporation, including specific compensation and benefit plans and programs, to the extent such policies are of the type that would customarily be considered by a compensation committee of the board of directors of a comparably sized, publicly-traded corporation; PROVIDED, HOWEVER, that these policies shall not include the hiring and firing and compensation of senior officers and managers, evaluating their performance and planning for their succession.

2. Entering a new line of business outside of the midstream gas gathering, processing, marketing and transportation businesses (and directly related activities) in the United States and Canada.

3.   A change in auditors.

4.   The following transactions:

     a) Any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance (or a related series of such transactions) involving the acquisition or expenditure (in the form of cash or otherwise) of in excess of $200,000,000 in value to or from the Corporation;

     b) Any shut-down of a facility having a fair market value in excess of $100,000,000;

     c) Entering into any sales contract or commitment that has a term of 5 years or more and that involves annual revenues to the Corporation in excess of 5% of the Corporation's total annual sales revenues for the most recently completed fiscal year;

     d)   Liquidation or dissolution of the Corporation.

5. Any capital expenditure in excess of $200,000,000 (other than a capital expenditure to effect any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance).

6.   Any borrowing in excess of $200,000,000.

7. The settlement of actions or claims against the Corporation involving payment by the Corporation of in excess of $25,000,000, excluding amounts covered or reimbursed by insurance.

8. Entering into transactions with either Party or Affiliates of either Party on terms that are clearly less favorable than those terms that are within the range of comparable transactions between unaffiliated third parties.

If a particular action that the Corporation proposes to take is reflected in an operating or capital budget of the Corporation that has been approved by eight or more directors, no further approval of such action is required before it may be taken, notwithstanding the inclusion of such action in this Annex C.

                                     ANNEX D

                        BUSINESS OPPORTUNITIES AGREEMENT

          1. SCOPE OF BUSINESS OF THE CORPORATION AND ITS SUBSIDIARIES. The Corporation agrees that, except with the consent of Duke (which consent Duke may withhold in its sole discretion and which it shall have no duty, fiduciary or otherwise, to grant), the Corporation and its Subsidiaries will not engage in any business other than the midstream gas gathering, processing, marketing and transportation business in the United States and Canada (the "DESIGNATED BUSINESS"). The Corporation hereby renounces any interest or expectancy in any Business Activity that does not consist exclusively of the Designated Business.

           2. CORPORATE OPPORTUNITIES. (a) In anticipation that Duke is currently, and will remain, a substantial stockholder of the Corporation, and in anticipation that the Corporation and Duke may engage in the same or similar activities or lines of business and have an interest in the same or similar areas of business, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Duke (including services of employees, officers and directors of Duke as officers and directors of the Corporation), the provisions of this Business Opportunities Agreement are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Duke and its employees, officers and directors, and the powers, rights, duties, liabilities, interests and expectancies of the Corporation in connection therewith.

          (b) Duke shall have the right to engage (and shall have no duty to refrain from engaging) in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have any interest or expectancy, and hereby renounces any interest or expectancy, in any business opportunity, transaction, or other matter (each a "BUSINESS ACTIVITY") in which Duke engages or seeks to engage, PROVIDED that such Business Activity is conducted by Duke in accordance with the standards in paragraph 3 below. Neither Duke nor any employee, officer, director or agent thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty by reason of any such Business Activity of Duke or of such person's participation therein. In the event that Duke acquires knowledge of a potential Business Activity, unless such Business Activity is pursued in violation of the standards set forth in Section 3 hereof, Duke shall have no duty to communicate or offer to the Corporation the opportunity to participate in such Business Activity and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Duke conducts, pursues or acquires such Business Activity for itself, directs such Business Activity to another person, or does not communicate information regarding such Business Activity to the Corporation, and no officer, director, employee or other agent of Duke who serves as a director or officer of the Corporation or of any subsidiary of the Corporation shall have any duty to communicate or offer the opportunity to participate in such Business Activity to the Corporation or any liability to the Corporation or its stockholders for breach of any fiduciary duty as a director or officer of the Corporation by reason of the fact that Duke conducts, pursues or acquires such Business Activity for itself, directs such Business Activity to another person, or does not communicate information regarding such Business Activity to the Corporation

          3.  STANDARDS FOR SEPARATE CONDUCT OF BUSINESS. In the event that
Duke or any director or officer of the Corporation who is also a director, officer, employee or agent of Duke acquires knowledge of a potential Business Activity, Duke, or any such person on behalf of Duke, may pursue such Business Activity, and such pursuit shall be in accordance with the standards set forth in this Section 3, if (i) such knowledge was acquired by Duke or any such person other than through disclosure of information by or on behalf of a director, officer, employee or agent of the Corporation in or during the course of such person's relationship with the Corporation and other than solely in, and as a direct result of, such person's service as a director or officer of the Corporation (it being understood that if the opportunity to pursue such Business Activity is separately identified by Duke or one of its officers, directors, employees or agents or separately presented to Duke or one of its officers, directors, employees or agents, Duke, or any such officer, director, employee or agent on behalf of Duke, shall be free to pursue such opportunity even if it also came to the attention of another officer, director, employee or agent of Duke as a result of and in his or her capacity as a director or officer of the Corporation), and (ii) such Business Activity is developed and pursued solely through the use of personnel and assets of Duke (including such person in his or her capacity as a director, officer, employee or agent of Duke). The Corporation hereby renounces any interest or expectancy in any Business Activity that is conducted by Duke or its officers, directors, employees or agents on behalf of Duke in accordance with the foregoing standards. Nothing in these Business Opportunities provisions shall allow any Duke Post-IPO Director to pursue a Business Activity in the Designated Business solely for his or her personal benefit (as opposed to for the benefit of Duke).

          4. CONSENT. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions.

          5. INTERPRETATION. For purposes of this Annex D, "Duke" shall include all Subsidiaries and Affiliates of Duke (other than the Corporation and its Subsidiaries).

          6. AMENDMENT. Any proposed amendment to these provisions shall require the approval of at least a majority of the members of the Corporation Board who are not officers, directors or employees of Duke and who are otherwise disinterested or of a committee of the Corporation Board consisting exclusively of directors of the Corporation who are not officers, directors or employees of Duke and who are otherwise disinterested.

          7. TERM. The provisions of this Annex D shall terminate at such time as Duke no longer owns, directly or indirectly, a majority of Corporation Common Stock and no longer otherwise controls the Corporation, directly or indirectly.

                                     ANNEX E

                             [INTENTIONALLY OMITTED]

                                     ANNEX F

                   CAPITAL ACCOUNTS, ALLOCATIONS OF PROFIT AND
                       LOSS, DISTRIBUTIONS AND TAX STATUS

                                   ARTICLE I

                                   DEFINITIONS

          For purposes of this Annex F, terms used in this Annex F shall have the meanings set forth below in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and if not otherwise defined in this Article I shall have the meanings given to such terms in the Governance Agreement or the Contribution Agreement (including Annex B thereof). Any Section reference in this Annex shall refer to such Section of this Annex, except as otherwise indicated.

          Section 1.1  ADJUSTED CAPITAL ACCOUNT DEFICIT.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

           (i) such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to (a) the penultimate sentence of Regulation Section 1.704-2(g)(1), or (b) the penultimate sentence of Regulation Section 1.704-2(i)(5); and

          (ii) such Capital Account shall be deemed to be decreased by the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          Section 1.2  BOOK VALUE.

          "BOOK VALUE" means (a) with respect to the assets of the Company contributed in accordance with Section 2.1 of this Annex F by DEFS Holding $3,360,500,000 and by PGC $2,139,500,000; (b) with respect to any asset of the Company contributed in accordance with Section 2.2 hereof, the asset's fair market value at the time of such contribution; and (c) with respect to any other asset of the Company, the adjusted tax basis of such asset as of the relevant date for U.S. Federal income tax purposes, except as follows:

          (i) the Book Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values (taking Code Section 7701(g) into account) as of the following times:

               (1) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution if such adjustment is necessary to reflect the relative economic interests of the interest holders in the Company;

               (2) the distribution by the Company to a Member of more than a DE MINIMIS amount of money or Company property as consideration for an interest in the Company if such adjustment is necessary to reflect the relative economic interests of the interest holders in the Company; and

               (3) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(iv)(f)(5)(ii);

             (ii) the Book Value of any Company asset distributed in kind to any Member shall be the gross fair market value of such asset (taking Code
     Section 7701(g) into account) on the date of such distribution; and

             (iii) the Book Value of Company assets shall be increased or decreased, as appropriate, to reflect any adjustments to the adjusted tax bases of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" in Section 1.22 hereof; PROVIDED, HOWEVER, that Book Values shall not be adjusted pursuant to this subparagraph (iii) to the extent that an adjustment pursuant to subparagraph (i) hereof is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iii).

           The Book Value of an asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article III hereof. The foregoing definition of Book Value is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

          Section 1.3  CAPITAL ACCOUNT.

          "CAPITAL ACCOUNT" has the meaning given to such term in Section 2.3 hereof.

          Section 1.4  CAPITAL CONTRIBUTION.

          "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of any money and the initial Book Value of any property (other than money) contributed to the Company with respect to the interest in the Company held or purchased by such Member and credited to each such Member's Capital Accounts pursuant to Article II hereof.

          Section 1.5  CODE.

          "CODE" means the United States Internal Revenue Code of 1986, as amended.

          Section 1.6  DEPRECIATION.

          "DEPRECIATION" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. Federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted tax basis for U.S. Federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Value as the U.S. Federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis for U.S. Federal income tax purposes, the depreciation, amortization or other cost recovery deduction for such asset for such Fiscal Year shall be determined under a method reasonably selected by agreement among the Members.

          Section 1.7  DISGUISED SALE AMOUNT.

          "DISGUISED SALE AMOUNT" shall mean the excess of (X) $1,200,000,000 over (Y) the product of the Percentage Interest of PGC in the Company as of the Closing Date and $2,400,000,000.

          Section 1.8  DISTRIBUTION.

          "DISTRIBUTION" means, with respect to any Member, the amount of money and the Book Value of any property (other than money) distributed to such Member pursuant to Section 3.6 hereof with respect to such Member's interest in the Company.

          Section 1.9  FISCAL YEAR.

          "FISCAL YEAR" means the taxable year of the Company, which shall be a fiscal year ending on December 31st.

          Section 1.10  FLOW THROUGH SUBSIDIARIES.

          "FLOW THROUGH SUBSIDIARIES" shall have the meaning set forth in
Section 4.2.

          Section 1.11  MEMBER.

          "MEMBER" means a member in the Company.

          Section 1.12  NONRECOURSE DEDUCTIONS.

          "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for any Fiscal Year equals the excess, if any, of (i) the net increase in the amount of Partnership Minimum Gain during such Fiscal Year over (ii) the aggregate amount of any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined in accordance with Regulation Section 1.704-2(c).

          Section 1.13  NONRECOURSE LIABILITY.

          "NONRECOURSE LIABILITY" shall have the meaning set forth in Regulation
Section 1.704-2(b)(3).

          Section 1.14  OTHER MEMBER.

          "OTHER MEMBER" shall have the meaning set forth in Section 3.6(a)(i).

          Section 1.15  PARTNER NONRECOURSE DEBT.

          "PARTNER NONRECOURSE DEBT" has the meaning ascribed to such term in Regulation Section 1.704-2(b)(4).

          Section 1.16  PARTNER NONRECOURSE DEBT MINIMUM GAIN.

          "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means the aggregate amount of gain (of whatever character), determined for each Partner Nonrecourse Debt, that would be realized by the Company if it disposed of the Company property subject to such Partner Nonrecourse Debt in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in accordance with Regulation Sections 1.704-2(i)(3) and (k), and the determination of a Member's share of minimum gain attributable to a Partner Nonrecourse Debt in accordance with Regulation Section 1.704-2(i)(5).

          Section 1.17  PARTNER NONRECOURSE DEDUCTIONS.

          "PARTNER NONRECOURSE DEDUCTIONS" means the excess, if any, of
(i) the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain during any Fiscal Year over (ii) the aggregate amount of any distributions during such Fiscal Year of proceeds of a Partner Nonrecourse Debt that are allocable to an increase in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Regulation Sections 1.704-2(i)(2).

          Section 1.18  PARTNERSHIP MINIMUM GAIN.

          "PARTNERSHIP MINIMUM GAIN" means the aggregate amount of gain
(of whatever character), determined for each Nonrecourse Liability of the Company, that would be realized by the Company if it disposed of the Company property subject to such Nonrecourse Liability in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in accordance with Regulation Sections 1.704-2(d) and (k), and the determination of a Member's share of Partnership Minimum Gain in accordance with Regulation Section 1.704-2(g).

          Section 1.19  PERCENTAGE INTEREST.

          "PERCENTAGE INTEREST" means, with respect to the Company interests issued to DEFS Holding pursuant to Section 2.1(j)(i) of the Contribution Agreement, 69.7 percent, and with respect to the Company interests issued to PGC pursuant to Section 2.1(k)(i) of the Contribution Agreement, 30.3 percent.

          Section 1.20  PGC CONTRIBUTION.

          "PGC CONTRIBUTION" shall have the meaning set forth in Section 4.2(E).

          Section 1.21  PGC DISTRIBUTION.

          "PGC DISTRIBUTION" shall have the meaning set forth in Section 4.2(E).

          Section 1.22  PROFITS AND LOSSES.

          "PROFITS" and "LOSSES" means, for each Fiscal Year or part thereof, the taxable income or loss of the Company for such Fiscal Year determined, solely for U.S. Federal income tax purposes, in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          (i) any income of the Company that is exempt from U.S. Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.22 shall be added to such taxable income or loss;

          (ii) any expenditure of the Company that is (a) not deductible in computing U.S. taxable income and not properly chargeable to the Members' Capital Accounts as described in Code Section 705(a)(2)(B) or treated as such pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and (b) not otherwise taken into account in computing Profits and Losses pursuant to this Section 1.22, shall be subtracted from such taxable income or loss;

          (iii) any Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss;

          (iv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for U.S. Federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for U.S. Federal income tax purposes differs from its Book Value;

          (v) in the event the Book Value of any Company asset is adjusted pursuant to subparagraphs (i) and (ii) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses;

          (vi) to the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) is required, pursuant to Regulation
     Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the adjusted tax basis of the asset) or an item of loss (if the adjustment decreases the adjusted tax basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and

          (vii) notwithstanding any other provision of this definition, such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof specially allocated pursuant to Sections 3.2(b), (c), (d), (e), (f) or (h) or the proviso in Section 3.1(b) of this Annex F.

          The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.2(b), (c), (d), (e),
(f) and (h) of this Annex F shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

          Section 1.23  REGULATION.

          "REGULATION" means the income tax regulations promulgated under the Code by the U.S. Department of the Treasury (whether final or temporary).

          Section 1.24   REGULATORY ALLOCATIONS.

          "REGULATORY ALLOCATIONS" has the meaning given to it in Section 3.2(g) hereof.

          Section 1.25   SUBSIDIARY.

          "SUBSIDIARY" shall have the meaning ascribed to such term in the Contribution Agreement.

          Section 1.26   TAX MATTERS PARTNER.

          "TAX MATTERS PARTNER" has the meaning given to it in Section 4.4(a) hereof.

                                   ARTICLE II

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

          Section 2.1  CAPITAL CONTRIBUTIONS.

          The initial Capital Contributions made to the Company by the Members shall be the property contributed by the Members pursuant to Article II of the Contribution Agreement.

          Section 2.2   ADDITIONAL CAPITAL CONTRIBUTIONS.

          The Members shall make additional Capital Contributions or loans to the Company in accordance with the Contribution Agreement and the Governance Agreement.

          Section 2.3  CAPITAL ACCOUNTS.

          A "CAPITAL ACCOUNT" shall be maintained for each Member on the books of the Company in compliance with the requirements of Code Section 704(b) and the Regulations thereunder. The initial Capital Accounts of the Members shall be (prior to reduction for the amount of any cash distributed to DEFS Holding and PGC on the Closing Date), in the case of DEFS Holding, $3,360,500,000 and, in the case of PGC, $2,139,500,000. Each Member's Capital Account shall be increased by (i) the Capital Contributions of such Member, (ii) Profits and items of income or gain allocated to such Member as set forth in Article III hereof, (iii) any positive adjustment to such Capital Account by reason of an adjustment to the Book Value of Company assets, and (iv) the amount of Company liabilities assumed by such Member or which are secured by any property distributed to such Member. Each Member's Capital Account shall be decreased by
(i) the amount of any cash and the Book Value of any property distributed to such Member, (ii) Losses, Nonrecourse Deductions, Partner Nonrecourse Deductions, and items of loss or deduction allocated to such Member as set forth in Article III hereof, (iii) any negative adjustment to such Capital Account by reason of an adjustment to the Book Value of Company assets, and (iv) the amount of any liabilities of such Member assumed by the Company or which are secured by property contributed by such Member to the Company. In determining the amount of any liability for purposes of the preceding two sentences, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                                  ARTICLE III

                               PROFITS AND LOSSES

          Section 3.1   ALLOCATION OF PROFIT AND LOSSES.

          (a) IN GENERAL. This Section 3.1 sets forth the general rules for book allocations to the Members and shall apply to allocations with respect to the operations and liquidation of the Company, maintaining the books and records of the Company and computing the Members' Capital Accounts or share of Profit, Losses, other items or distributions pursuant to this Annex F, in each case as required for U.S. Federal income tax purposes under Code Section 704(b) and the Regulations thereunder. These provisions do not apply to the requirement that the Company maintain books and records for financial reporting purposes in accordance with Section 6.3 of the Governance Agreement.

          (b) PROFITS AND LOSSES. Commencing on the Closing Date, Profits and Losses shall be allocated among the Members in accordance with their respective Percentage Interests in the Company; PROVIDED, HOWEVER, that the Company shall make special allocations to the extent required pursuant to Article V of Annex A to the Contribution Agreement.

          Section 3.2  LIMITATIONS ON ALLOCATIONS.

          Notwithstanding the general allocation rules set forth in Section 3.1 hereof, the following special allocation rules and limitations shall apply with respect to maintaining the Company's books and records and computing the Members' Capital Accounts or share of

Profits, Losses, other items or distributions pursuant to this Annex F, in each case as required for U.S. Federal income tax purposes under Code Section 704(b) and the Regulations thereunder.

          (a) LIMITATIONS ON LOSS ALLOCATIONS. The losses allocated to any Member pursuant to Section 3.1(b) hereof with respect to any Fiscal Year shall not exceed the maximum amount of losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to
Section 3.1(b) hereof, the limitation set forth in this Section 3.2(a) shall be applied on a Member-by-Member basis and any such losses not allocable to a Member as a result of such limitation shall be allocated to the other Members in accordance with their positive Capital Account balances so as to allocate the maximum possible losses to each Member under Regulation Section 1.704-1(b)(2)(ii)(d).

          (b) QUALIFIED INCOME OFFSET. If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such adjustment, allocation, or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then, before any other allocations are made under this Annex F or otherwise, such Member shall be allocated items of income and gain (consisting of a PRO RATA portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; PROVIDED that an allocation pursuant to this Section 3.2(b) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been made as if this
Section 3.2(b) were not in this Annex F. This Section 3.2(b) is intended to constitute a "qualified income offset" as provided in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (c) PARTNERSHIP MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then, except as provided in Regulation Section 1.704-2(f)(2), (3), or (5), each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Member's share of the net decrease in Partnership Minimum Gain during such Fiscal Year. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto and the items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). To the extent that this Section 3.2(c) is inconsistent with Regulation Section 1.704-2(f) or incomplete with respect to such Regulations, the Partnership Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such Regulation.

          (d) PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, then, except as provided in Regulation Section 1.704-2(i)(4), each Member with a share of Partner Nonrecourse Debt Minimum Gain shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such Fiscal Year. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto and the items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). To the extent that this Section 3.2(d) is inconsistent with Regulation Section 1.704-2(i) or incomplete with respect to such Regulation, the Partner Nonrecourse Debt Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such Regulation.

          (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in proportion to each of their respective Percentage Interests in the Company. This provision is to be interpreted in a manner consistent with Regulation Sections 1.704-2(b)(1) and 1.704-2(e).

          (f) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions shall be allocated among the Members in accordance with the ratios in which the Members share the economic risk of loss for the Partner Nonrecourse Debt that gave rise to those deductions. This allocation is intended to comply with the requirements of Regulation Section 1.704-2(i) and shall be interpreted and applied consistently therewith.

          (g) LIMITED EFFECT AND INTERPRETATION. The special rules set forth in Sections 3.2(a), (b), (c), (d), (e), and (f) (the "REGULATORY ALLOCATIONS") shall be applied only to the extent required by applicable Regulations for the resulting allocations provided for in this Section 3.2, taking into account such Regulatory Allocations, to be respected for U.S. Federal income tax purposes. The Regulatory Allocations are intended to comply with the requirements of Regulation Sections 1.704-1(b), 1.704-2, and 1.752-1 through 1.752-5, inclusive, and shall be interpreted and applied consistently therewith.

          (h) OFFSETTING ALLOCATIONS. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company Profits, Losses, and other similar items. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.2(h). Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in a manner such that, after the offsetting allocations are made, each Member's Capital Account Balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Annex F and all Company items were allocated pursuant to Section 3.1 hereof.

          Section 3.3  RESTORATION OF NEGATIVE CAPITAL ACCOUNTS.

          At no time shall a Member with a negative balance in its Capital Account have any obligation to the Company or to any other Member to restore such negative balance.

          Section 3.4 INTERIM ALLOCATIONS RELATING TO TRANSFERRED COMPANY INTERESTS.

          Notwithstanding any other provision of this Annex F or the Governance Agreement or the Contribution Agreement, in the event of a change in a Member's Percentage Interest in the Company as a result of a Transfer or deemed Transfer of a Member's interest in the Company during a Fiscal Year, the allocations required under this Article III shall be made with respect to the Members for the portion of the Fiscal Year through the date of the Transfer and after the date of the Transfer based on an interim closing of the Company's books. The effective date of any such Transfer shall be the actual date of the Transfer as recorded on the books of the Company. This Section 3.4 shall also apply for purposes of computing a Member's Capital Account.

          Section 3.5  CODE SECTION 704(C) ALLOCATIONS.

          (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company or any Subsidiary thereof that is treated as a partnership or disregarded entity for U.S. Federal income tax purposes shall, solely for U.S. Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property to the Company for U.S. Federal income tax purposes and its Book Value (computed in accordance with the definition of Book Value) using the "Traditional Method with Curative Allocations" as defined in Regulation
Section 1.704-3(c).

          (b) In the event the Book Value of any asset of the Company (or any Subsidiary thereof that is treated as a partnership or disregarded entity for U.S. Federal income tax purposes) is adjusted pursuant to subparagraph (i) of the definition of Book Value or otherwise pursuant to Code Section 704(b) and the Regulations thereunder, subsequent allocations of income, gain, loss and deduction with respect to any such asset so adjusted shall take account of any variation between the adjusted tax basis of such asset for U.S. Federal income tax purposes and the Book Value in the same manner as under Code Section 704(c), the Regulations thereunder and Section 3.5(a).

          (c) Allocations pursuant to this Section 3.5 are solely for purposes of U.S. Federal income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items allocated under Section 3.1 or 3.2.

          Section 3.6  DISTRIBUTIONS.

          (a) DISTRIBUTIONS OTHER THAN IN LIQUIDATION OF THE COMPANY. Except as provided in Section 3.6(b) below (and taking into account deemed distributions, if any, under Section 4.1 which are not re-contributed pursuant to Section 4.1), Distributions of cash of the Company shall be made at the end of each quarterly accounting period of the Company, and one Business Day prior to the date of the IPO, to each Member of the Company in the following amounts:

               (i) the greater of (A) the excess of (x) the product of (I) the sum of the maximum United States regular Federal income tax rate applicable to C corporations under Section 11 of the Code and 4.5 percent and (II) the excess, if any, of taxable income and gain over taxable loss or deduction of the Company allocated to such Member with respect to such period over
     (y) the amount of any credits allocated to such Member with respect to such period for United States regular Federal income tax purposes and State income tax purposes and (B) (x) such Member's Percentage Interest in the Company multiplied by the quotient of (y) the amount calculated under clause (A) with respect to such period for the other Member (or Members) (the "OTHER MEMBER") divided by (z) the Other Member's Percentage Interest in the Company; and

          (ii) such Distributions as the Company Board may determine in its discretion as permitted by the Governance Agreement.

     Such Distributions pursuant to clause (i) shall be made in a manner consistent with the estimated annual tax items of the Company, and Distributions pursuant to clause (i) for each quarterly accounting period (or portion thereof) shall be adjusted to the extent Distributions for prior quarterly accounting periods did not correctly estimate such items.

          (b) DISTRIBUTIONS IN LIQUIDATION OF THE COMPANY. Upon the dissolution or liquidation of the Company, the proceeds of sale of the properties and assets of the Company that have been sold in liquidation, and all other properties and assets of the Company not otherwise sold (and valued at their fair market value), shall be applied and distributed as follows, and in the following order of priority: (i) first, to the payment of all debts and liabilities of the Company and the expenses of liquidation not otherwise adequately provided for;
(ii) second, to the setting up of any reserves that are reasonably necessary for any contingent unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company; (iii) third, to the Members in proportion to the positive balances of each of their respective Capital Accounts after all allocations have been made to such Capital Accounts pursuant to this Annex F, until the remaining balances of such Capital Accounts are zero; and (iv) fourth, the remaining proceeds to the Members in proportion to each of their Percentage Interests in the Company.

                                   ARTICLE IV

                WITHHOLDING TAX MATTERS; TAX STATUS AND TREATMENT

          Section 4.1  WITHHOLDING.

          The Company shall comply with all withholding requirements under U.S. Federal, state, local and foreign tax laws and shall remit amounts withheld to, and file required forms with, such applicable Taxing Authorities. To the extent that the Company withholds and pays over any amounts to any Taxing Authority with respect to the distributions or allocations to any Member, the amount withheld (or credited against withholding tax otherwise due) shall be treated as a distribution to such Member in the amount of the withholding (or credit). In the event of any claimed overwithholding by the Company, if the Company is required to take any action in order to secure a refund or credit for the benefit of a Member in respect of any amount withheld by it, it will take any such action including, without limitation, applying for such refund on behalf of the Member and paying it over to such Member. If any amount required to be withheld was not withheld from actual distributions made to a Member, the Member to which the distribution was made shall reimburse the Company for such withholding. In the event of any underwithholding by the Company to a Member, each Member agrees to indemnify and hold harmless the Company and its subsidiaries from and against any liability, including interest and penalties, with respect to such underwithholding to such Member. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist the Company in determining the extent of, and in fulfilling, the Company's withholding obligations, if any. The provisions of this Section 4.1 shall be applied in a manner, taking into consideration any tiered partnership structure that the Company may be part of, that reflects the relative economic interests of each Member in the Company.

          Section 4.2  TAX STATUS.

          The Company is intended to be treated as a partnership for U.S. Federal income tax purposes, and each of the Subsidiaries of the Company (organized under the laws of the United States, a State of the United States or any political subdivision thereof) (the "FLOW THROUGH SUBSIDIARIES") is intended to be treated as a partnership or disregarded entity for U.S. Federal income tax purposes. Each of Duke, Phillips, the Members and the Company shall take no action or position inconsistent with (or that could reasonably be expected to be viewed by the Internal Revenue Service as inconsistent with), and shall make or cause to be made all applicable elections with respect to: (A) the treatment of the Company (or any successor thereto) as a partnership for U.S. Federal income tax purposes and the treatment of each of the Flow Through Subsidiaries (or any successor thereto) as a partnership or disregarded entity for U.S. Federal income tax purposes; (B) the treatment of the Company as not a publicly traded partnership for United States Federal income tax purposes; (C) the allocation of the Financing under Regulation Section 1.752-3(a)(3) among the Members in proportion to their Percentage Interests as of the Closing Date; (D) the treatment of the contribution to the Company by DEFS Holding pursuant to Section
2.2 of the Contribution Agreement as a contribution pursuant to Code Section 721, the treatment of the distribution to DEFS Holding pursuant to Section 3.2(c)(2) of the Contribution Agreement (as adjusted pursuant to Section 3.3) as a distribution pursuant to Code Section 731 and the treatment that, for purposes of the Code, neither such contribution nor such distribution is a transfer that constitutes a sale or exchange (or portion thereof) of property in whole or in part to the Company by a Member in the Company acting in a capacity other than as a Member of the Company; (E) the treatment of the contribution to the Company by PGC pursuant to Section 2.3 of the Contribution Agreement (the "PGC CONTRIBUTION") as a contribution pursuant to Code Section 721, the treatment of the distribution to PGC pursuant to Section 3.2(c)(1) of the Contribution Agreement (as adjusted pursuant to Section 3.3) (the "PGC DISTRIBUTION") as a distribution pursuant to Code Section 731 and the treatment that, for purposes of the Code, neither the PGC Contribution nor the PGC Distribution is a transfer that constitutes a sale or exchange (or portion thereof) of property in whole or in part to the Company by a Member in the Company acting in a capacity other than as a Member of the Company (except in the case of this clause (E) that, Duke, Phillips, the Members and the Company shall treat (except to the extent Duke, Phillips, the Members and the Company agree in writing or are required by the Neutral Firm to treat otherwise) an amount of the PGC Distribution equal to the Disguised Sale Amount as proceeds of a sale by PGC to the Company under Code
Section 707(a) and shall treat an amount of the PGC Contribution equal in fair market value to the Disguised Sale Amount as property that is sold by PGC to the Company under Code Section 707(a) (such property treated as having been sold having regular federal income tax basis equal to the aggregate regular Federal income tax basis of the property contributed in the PGC Contribution multiplied by a fraction the numerator of which is the Disguised Sale Amount and the denominator of which is the value of the property contributed in the PGC Contribution, such value being for this purpose $2,139,500,000); and (F) the treatment of the merger of Phillips Member Parent into DEFS Holding pursuant to Section 3.2 of the Governance Agreement as a "reorganization" within the meaning of Section 368(a) in which no gain or loss is recognized to PGC, DEFS Holding, the Company, Duke, Phillips or any other Person.

          Section 4.3  EXISTING STRUCTURE; INTERNAL RESTRUCTURINGS.

          (a) Schedule 5.1(b) to the Duke Disclosure Schedule sets forth the organizational structure of DEFS Holding and the DEFS Subsidiaries (showing the respective owners among Duke and its Subsidiaries of DEFS Holding and the DEFS Subsidiaries) as of the date hereof. From and after the date hereof and until the Closing Date, except (i) for the mergers and conversions contemplated by
Section 2.1(b) of the Contribution Agreement and other transactions specifically provided for in the Governance Agreement or the Contribution Agreement (so long as such transactions do not result in a non-U.S. entity owning any DEFS Subsidiary that is a United States person within the meaning of the Code or any assets thereof), (ii) as consented to or approved by Phillips in writing, and
(iii) to the extent pursuant to a divestiture required by Section 6.2 of the Contribution Agreement, Duke shall not, and shall cause the DEFS Subsidiaries not to, cause any change to or restructuring of the ownership interests in the entities that are DEFS Subsidiaries as of the date hereof.

          (b) Schedule F-2 hereto sets forth the organizational structure of PGC and the PGC Subsidiaries (showing the respective owners among Phillips and its Subsidiaries of PGC and the PGC Subsidiaries) as of the date hereof. From and after the date hereof and until the Closing Date, except (i) for the mergers and conversions contemplated by Section 2.1(c) of the Contribution Agreement and other transactions specifically provided for in the Governance Agreement or the Contribution Agreement (so long as such transactions do not result in a non-U.S. entity owning any PGC Subsidiary that is a United States person within the meaning of the Code or any assets thereof), (ii) as consented to or approved by Duke in writing, and (iii) to the extent pursuant to a divestiture required by
Section 6.2 of the Contribution Agreement, Phillips shall not, and shall cause the PGC Subsidiaries not to, cause any change to or restructuring of the ownership interests in the entities that are PGC Subsidiaries as of the date hereof.

          (c) For the period, if any, beginning at the time of consummation of the IPO and ending on the second anniversary of the Closing Date, without the prior written consent of Duke and Phillips: (i) the Company shall not make (or enter into a plan or arrangement to make) any Distributions of cash or other property to PGC in excess of the product of the aggregate Distribution to all Members and PGC's Percentage Interest as of the Closing Date, (ii) the Company shall not make (or enter into a plan or arrangement to make) any Distribution to PGC of cash or other property other than Distributions to fund dividends by the Corporation to its shareholders and Distributions pursuant to Section 3.6(a)(i) hereof and (iii) PGC shall not be liquidated, shall not be merged into the Corporation, shall not distribute to any shareholder of PGC the Company Interest issued to PGC pursuant to Section 2.1(k) of the Contribution Agreement and shall not be converted into, or merged into or otherwise caused to become, a partnership or disregarded entity for federal income tax purposes (nor shall there be any plan or arrangement to do so).

          Section 4.4 TAX MATTERS PARTNER; TAX ELECTIONS; TAX PROCEEDINGS AND RETURNS.

          (a) The Company hereby elects to have a "tax matters partner" as provided under Code Section 6231(a)(7)(B) (the "TAX MATTERS PARTNER"). DEFS Holding is hereby designated as such Tax Matters Partner.

          (b) The Company shall make all elections required under United States Income Tax Laws and regulations and any similar state statutes and shall make the following elections:

          (i)   Adopt the calendar year as the annual accounting period;

          (ii)  Adopt the accrual method of accounting; and

          (iii) Adopt the maximum allowable accelerated method and shortest permissible life for determining depreciation deductions.

          (c) At the request of any Member, the Company shall make the election provided for in Section 754 of the Code.

          (d) In the case of any Tax Proceeding relating to any Income Tax Return or any Income Tax items of the Company or any Subsidiary of the Company for any Post-Closing Period, the Company shall be entitled to control such Tax Proceeding; PROVIDED, HOWEVER, that (i) the Company shall promptly notify Duke and Phillips (describing the jurisdiction and year(s) at issue and including a copy of any materials received from the applicable Governmental Entity in connection therewith) upon receipt of notice of any such Tax Proceeding and shall thereafter promptly forward to Duke and Phillips copies of any communications received from or sent to any Governmental Entity by the Company or any of its Subsidiaries in connection with any such Tax Proceeding; (ii) the Company shall provide Duke and Phillips with a timely and reasonably detailed account of each stage of such Tax Proceeding and a copy of all documents relating to such Tax Proceeding; (iii) the Company shall consult with Duke and Phillips before taking any significant action in connection with such Tax Proceeding; (iv) the Company shall consult with Duke and Phillips and offer Duke and Phillips an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding (including, to the extent practicable, any documents furnished to the applicable Governmental Entity in connection with any discovery request); (v) the Company shall defend such Tax Proceeding diligently and in good faith as if the Company were the taxpayer in interest in connection with such Tax Proceeding, and (vi) (A) in the case of any proposed settlement of any such Tax Proceeding, which settlement will result in aggregate Tax payments by Phillips with respect to the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (or, if the Tax Proceeding relates to a taxable period (or portion thereof) after such second anniversary, then with respect to the two year period beginning on the first day of the taxable period to which the Tax Proceeding relates) of greater than $7,575,000, the Company shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of Phillips and (B) in the case of any proposed settlement of any such Tax Proceeding, which settlement will result in aggregate Tax payments by Duke with respect to the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (or, if the Tax Proceeding relates to a taxable period (or portion thereof) after such second anniversary, then with respect to the two year period beginning on the first day of the taxable period to which the Tax Proceeding relates) of greater than $17,425,000, the Company shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, of Duke. In the event that Duke or Phillips reasonably withholds such consent pursuant to the preceding clause (vi)(A) or (B), the parties shall negotiate in good faith to resolve their differences and, failing that, the Neutral Firm shall resolve such disagreement. The above provisions of this
Section 4.4(d) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation).

          (e) The Company shall present (such presentation to be made (i) in the case of a Tax Return for a Company taxable year ending on December 31st, no later than July 1st in the year following the end of such Company taxable year and (ii) in the case of a Tax Return for a Company taxable year ending on a date other than December 31st, no later than the date that is six months following the end of such Company taxable year) any Federal Income Tax Returns of the Company to Phillips for Phillips' review and shall revise such Tax Returns prior to filing to reflect any reasonable comments requested in good faith by Phillips in writing within 15 Business Days after such presentation of such Tax Returns to Phillips; PROVIDED, HOWEVER, that in the event that the Company or Duke disagrees with any such comments of Phillips, then the Company, Duke and Phillips shall endeavor to resolve their disagreement over such comments and, failing that, the Neutral Firm shall resolve such disagreement prior to the date such Tax Returns are due (including extensions) and such Tax Returns shall be filed in such manner as the Neutral Firm determines. The fees and expenses of the Neutral Firm in connection with this Section 4.4(e) shall be allocated between Phillips and Duke by the Neutral Firm. At Duke's or Phillips' request, the Company shall make available to Duke and Phillips, respectively, for their review at least 15 Business Days prior to the due date (including extensions) any state, local or foreign Income Tax Returns of the Company or its Subsidiaries. The above provisions of this Section 4.4(e) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation).

          (f) COOPERATION AND EXCHANGE OF INFORMATION. Duke, Phillips, the Company and the Corporation shall (and shall cause their respective Subsidiaries to) cooperate with one another with respect to Tax matters. As soon as practicable, but in any event within 30 days after the request of Duke or Phillips, from and after the Closing Date, the Company shall deliver to Duke or Phillips, respectively, such information and data concerning the Company and its Subsidiaries and make available such employees of the Company and its Subsidiaries as Duke or Phillips may reasonably request (including providing the information and data reasonably required by Duke's and Phillips' customary Tax and accounting questionnaires) in order to enable Duke and Phillips to complete and file all Tax Returns which they each may be required to file with respect to the Company and its Subsidiaries or to respond to Tax audits or other inquiries relating to Taxes by any Governmental Entities with respect to such operations and to otherwise enable Duke and Phillips each to satisfy their respective accounting, Tax and other legitimate business requirements. Such cooperation and information shall include provision of powers of attorney to Duke or Phillips relating to Tax matters (E.G., for the purpose of signing Returns and defending audits) and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity that relate to the Company and its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entities and records concerning the ownership and tax basis of property, which the Company, the Corporation and their Subsidiaries may possess. The Company and the Corporation shall (and shall cause their respective Subsidiaries to) make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The above provisions of this Section 4.4(f) shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation). Notwithstanding any other provision, (i) Duke shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Duke or any other member of the Duke Group and (ii) Phillips shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Phillips or any other member of the Phillips Group.

          Section 4.5 DEBT REPAYMENT. From and after consummation of the IPO, to the extent that proceeds from the IPO (or any other funds contributed to the Company or any of its Subsidiaries) are used to repay debt owed by the Company or any of its Subsidiaries (for so long as the Company or such Subsidiary is treated as a partnership for federal income tax purposes), such funds shall be contributed to the Company and its Subsidiaries by the limited liability company interest holders or other equity interest holders in the Company or such Subsidiaries in proportion to the allocation of debt to such holders provided in
Section 4.2(C) of this Annex F.